AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 10, 1998.

                                                 REGISTRATION NO. 333-56667
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                --------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                --------------

        CNF TRANSPORTATION INC.                DELAWARE                      94-1444798
              CNF TRUST II                     DELAWARE                     APPLIED FOR
             CNF TRUST III                     DELAWARE                     APPLIED FOR
      (EXACT NAME OF REGISTRANT AS         (STATE OR OTHER                (I.R.S. EMPLOYER
       SPECIFIED IN ITS CHARTER)    JURISDICTION OF INCORPORATION)     IDENTIFICATION NUMBER)

               3240 HILLVIEW AVENUE, PALO ALTO, CALIFORNIA 94304
                                 (650) 494-2900
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                                --------------
                            EBERHARD G.H. SCHMOLLER
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            CNF TRANSPORTATION INC.
               3240 HILLVIEW AVENUE, PALO ALTO, CALIFORNIA 94304
                                 (650) 494-2900
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                        OF AGENT FOR SERVICE OF PROCESS)
                                --------------
                                   COPIES TO:
                                ERIC S. HAUETER
                                BROWN & WOOD LLP
             555 CALIFORNIA STREET, SAN FRANCISCO, CALIFORNIA 94104
                                 (415) 772-1200
                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
                                --------------
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                --------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                                                PROPOSED
                                                               PROPOSED          MAXIMUM
                                                               MAXIMUM          AGGREGATE        AMOUNT OF
          TITLE OF EACH CLASS OF             AMOUNT TO BE   OFFERING PRICE      OFFERING        REGISTRATION
      SECURITIES TO BE REGISTERED(1)         REGISTERED(1)    PER UNIT(1)      PRICE(1)(2)          FEE
------------------------------------------------------------------------------------------------------------
Debt Securities of CNF Transportation Inc.
 (the "Company")(3)(4)....................                        --
Preferred Stock of the Company(5).........                        --
Common Stock of the Company(5)(6).........                        --
Common Stock Warrants of the Company(7)...       (10)             --         225,000,000(10)    $66,375.00*
Depositary Shares(5)(8)...................                        --
Trust Preferred Securities of CNF Trust II
 and CNF Trust III (the "Trusts")(5)......                        --
Guarantees of Trust Preferred
 Securities(9)............................                        --
============================================================================================================

                                                        (Footnotes on next page)

 *  Paid previously.
================================================================================

Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement is a combined prospectus relating also to Registration Statement No. 333-26595 and Registration Statement No. 33-60619 previously filed by the Company under the Securities Act. This Registration Statement also constitutes post-effective amendment No. 2 to such Registration Statement No. 333-26595 and post-effective amendment No. 4 to such Registration Statement No. 33-60619 and such post-effective amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act.

(Footnotes continued from previous page)

 (1) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies. Securities registered hereby may be sold separately, together or in units with other securities registered hereby.

 (2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o). The proposed maximum offering price will be determined from time to time by the applicable Registrant in connection with the issuance by such Registrant of the securities registered hereunder.

 (3) Debt Securities include senior and subordinated Debt Securities; subordinated Debt Securities include senior subordinated Debt Securities, subordinated Debt Securities and junior subordinated Debt Securities and subordinated Debt Securities with any other ranking. If any Debt Securities are issued at an original issue discount, then such greater amount as may be sold for an aggregate initial offering price of up to the proposed maximum aggregate offering price.

 (4) In addition to any Debt Securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate amount of Debt Securities as may be issued upon conversion or exchange of other Debt Securities, Preferred Stock, Depositary Shares or Trust Preferred Securities, for which no consideration will be received by the Registrants, and such aggregate principal amount of Debt Securities as may be issued and sold to any Trust in connection with the issuance by the Trust of Trust Preferred Securities. Any Debt Securities sold to any Trust as aforesaid may be distributed, under certain circumstances, to the holders of Trust Preferred Securities for no additional consideration.

 (5) Such indeterminate number of shares of Preferred Stock and Common Stock, and such indeterminate number of Depositary Shares and Trust Preferred Securities, as may be issued from time to time at indeterminate prices. In addition to any Preferred Stock, Depositary Shares, Common Stock and Trust Preferred Securities that may be issued directly under this Registration Statement, there are being registered hereunder such indeterminate number of shares of Preferred Stock and Common Stock, and such indeterminate number of Depositary Shares, as may be issued upon conversion or exchange of Debt Securities, Preferred Stock, Depositary Shares or Trust Preferred Securities, as the case may be, for which no separate consideration will be received by the Registrants.

 (6) The aggregate amount of Common Stock registered hereunder is limited, solely for purposes of any at the market offerings, to that which is permissible under Rule 415(a)(4) of the Securities Act of 1933, as amended.

 (7) Common Stock Warrants will represent rights to purchase Common Stock registered hereby.

 (8) Depositary Shares will represent fractional interests in shares of Preferred Stock registered hereby.

 (9) The Company is also registering hereby all other obligations that it may have with respect to the Trust Preferred Securities issued by any of the Trusts, including, without limitation, the Company's obligations with respect to such Trust Preferred Securities under such Trust's declaration of trust and the Company's indenture relating to the Debt Securities issued to such Trust, in each case as the same may be amended, restated or supplemented from time to time. No separate consideration will be received for any Guarantee.

(10) In addition to the proposed maximum offering price set forth above, a total $25,000,000 proposed maximum aggregate offering price of securities or, if any such securities are issued at an original issue discount, such greater amount as may be sold for an aggregate initial offering price of up to $25,000,000 (or the equivalent thereof in foreign currencies, currency units or composite currencies) is being carried forward from Registration Statement Nos. 333-26595 and 33-60619 previously filed by the Company under the Securities Act; filing fees of $8,620.69 were previously paid to register such securities under such prior registration statements.

              Subject to Completion, Dated November 10, 1998
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS
CNF TRANSPORTATION INC.
Debt Securities, Preferred Stock, Depositary Shares,
Common Stock and Common Stock Warrants
CNF TRUST II AND CNF TRUST III

Trust Preferred Securities guaranteed to the extent set forth herein by CNF Transportation Inc.

CNF Transportation Inc. (the "Company") may from time to time offer and sell
(i) its unsecured debt securities, which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); (ii) shares of its preferred stock, no par value (the "Preferred Stock"), in one or more series;
(iii) depositary shares (the "Depositary Shares") representing fractional interests in shares of Preferred Stock; (iv) shares of its common stock, par value $.625 per share (the "Common Stock"); and (v) warrants to purchase shares of Common Stock (the "Common Stock Warrants"). The Subordinated Debt Securities may include senior subordinated, subordinated or junior subordinated debt securities of the Company, or may have such other ranking as is described in the applicable Prospectus Supplement (as defined blow).

CNF Trust II and CNF Trust III (the "Trusts"), each a statutory business trust created under the laws of the State of Delaware, may each offer preferred securities representing undivided beneficial interests in the assets of such Trust ("Trust Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Trust Preferred Securities out of moneys held by the applicable Trust, and payment on liquidation, redemption or otherwise with respect to such Trust Preferred Securities, will be guaranteed by the Company to the extent described herein (a "Trust Preferred Securities Guarantee"). See "Description of Trust Preferred Securities Guarantees." Unless otherwise stated in the applicable Prospectus Supplement, the Company's obligations under a Trust Preferred Securities Guarantee will be subordinate and junior in right of payment to all other liabilities of the Company and will rank pari passu in right of payment with the most senior preferred stock, if any, issued from time to time by the Company, except that the Company's obligations under the Trust Preferred Securities Guarantee will be subordinate and junior in right of payment to the Company's Series B Preferred Stock (as defined herein). A series of Subordinated Debt Securities may be issued and sold to the applicable Trust, or a trustee of such Trust, in connection with the investment of the proceeds from the offering of the Trust Preferred Securities and Trust Common Securities (as defined herein, together, "Trust Securities") of such Trust. The Subordinated Debt Securities purchased by a Trust may be subsequently distributed pro rata to holders of its Trust Preferred Securities and Trust Common Securities in connection with the dissolution of such Trust upon the occurrence of certain events as may be described in an accompanying supplement to this Prospectus (a "Prospectus Supplement"). A Trust Preferred Securities Guarantee, when taken together with the Company's other obligations under the Subordinated Debt Securities sold to the applicable Trust, the Indenture (as defined herein) relating to such Subordinated Debt Securities and the Declaration (as defined herein) of such Trust, including the Company's obligations to pay certain costs, expenses, debts and liabilities of such Trust (other than with respect to its Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Trust Preferred Securities of such Trust.

The Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Common Stock Warrants and Trust Preferred Securities (collectively, the "Securities") may be offered from time to time for an aggregate initial public offering price of up to $250,000,000 (or the equivalent in foreign currencies, currency units or composite currencies (each, a "Currency")). The Securities may be offered independently or together in any combination for sale directly to purchasers or through dealers, underwriters or agents to be designated. The Debt Securities, Preferred Stock and Trust Preferred Securities may be convertible into or exchangeable for other Securities. The Securities will be offered to the public at prices and on terms determined at the time of offering. The Securities may be sold for U.S. dollars or other Currencies and any amounts payable by the Company or any Trust, as the case may be, in respect of the Securities may likewise be payable in U.S. dollars or other Currencies.
                                                   (continued on following page)
SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is       , 1998.

(continued from cover page)

The Prospectus Supplement to this Prospectus sets forth (where applicable), with respect to the series or issue of Securities (the "Offered Securities") for which such Prospectus Supplement is being delivered: (i) the terms of any Debt Securities offered, including, where applicable, their title, ranking, aggregate principal amount, maturity, rate of interest (or method of calculation) and time of payment thereof, any redemption or repayment terms, the Currency or Currencies in which such Debt Securities will be denominated or payable, any index, formula or other method pursuant to which principal, premium, if any, or interest, if any, may be determined, any conversion or exchange provisions, the right of the Company, if any, to defer payment of interest on such Debt Securities and the maximum length of any such deferral period, and other specific terms not described in this Prospectus; (ii) the terms of any Preferred Stock offered, including, where applicable, the specific designation, number of shares, dividend rate (or method of calculation) and time of payment thereof, liquidation preference, any redemption or repayment terms, any conversion or exchange provisions, any voting rights, and other specific terms not described in this Prospectus; (iii) the terms of any Depositary Shares offered which are not described in this Prospectus, including the fraction of a share of Preferred Stock represented by each such Depositary Share; (iv) the terms of any Common Stock Warrants offered, including where applicable, the exercise price, detachability, duration and other specific terms not described in this Prospectus; (v) the initial public offering price and the net proceeds to the Company and other specific terms related to the Offered Securities; and (vi) the terms of any Trust Preferred Securities offered, including, where applicable, the specific designation, number of Trust Preferred Securities, distribution rate (or method of calculation) and time of payment thereof, liquidation amount, any redemption or repayment terms, any conversion or exchange provisions, any voting rights, the right of the applicable Trust, if any, to defer payment of distributions on the Trust Preferred Securities and the maximum length of any such deferral period, and other specific terms not described in this Prospectus.

This Prospectus may not be used to consummate sales of Securities unless accompanied or, to the extent permitted by applicable law, preceded by a Prospectus Supplement.

The Securities may be offered through dealers, underwriters or agents designated from time to time, as set forth in the accompanying Prospectus Supplement. Net proceeds from the sale of Securities will be equal to the purchase price in the case of a dealer, the public offering price less discount in the case of an underwriter or the purchase price less commission in the case of an agent, in each case less other expenses attributable to the issuance and distribution of the Securities. The Company and the Trusts may also sell Securities directly to investors on their own behalf. In the case of sales made directly by the Company or the Trusts, no commission will be payable. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

                             AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices in New York (Seven World Trade Center, 13th Floor, New York, New York 10048), and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of these materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

This Prospectus constitutes a part of a registration statement on Form S-3 (the "Registration Statement") filed by the Company and the Trusts with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company, the Trusts and the Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed or incorporated by reference as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

No separate financial statements of the Trusts have been included herein. The Company does not consider that such financial statements would be material to holders of the Trust Preferred Securities because (i) all of the voting securities of the Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trusts have no independent operations but exist for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the respective Trusts and investing the proceeds thereof in Subordinated Debt Securities issued by the Company, and (iii) the Company's obligations described herein and in any accompanying Prospectus Supplement under the applicable Trust Preferred Securities Guarantee, when taken together with the Company's other obligations under the Subordinated Debt Securities sold to the applicable Trust, the Indenture relating to such Subordinated Debt Securities and the Declaration of such Trust, including the Company's obligations to pay certain costs, expenses, debts and liabilities of such Trust (other than with respect to its Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Trust Preferred Securities of such Trust. See "Description Of Debt Securities" and "Description Of Trust Preferred Securities Guarantees."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents have been filed by the Company with the Commission and are incorporated herein by reference: the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 1998 and June 30, 1998.

All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the applicable Prospectus Supplement modifies or supersedes such statement. Any statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

The Company will furnish without charge to each person to whom this Prospectus is delivered, upon request, a copy of any and all of the documents described above that are incorporated by reference herein other than exhibits to such documents which are not specifically incorporated by reference in such documents. Written or telephone requests should be directed to: CNF Transportation Inc., Office of the Corporate Secretary, at 3240 Hillview Avenue, Palo Alto, California 94304 (telephone (650) 494-2900).

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this Prospectus or an offer to sell or the solicitation of an offer to buy such securities in any jurisdiction where or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or the Trusts since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to its date.

                                  THE COMPANY

CNF Transportation Inc. (the "Company") is a holding company which participates through subsidiaries in regional less-than-truckload ("LTL") highway trucking services, truckload and intermodal rail services, domestic and international air cargo delivery services, ocean forwarding, contract logistics and related transportation activities. These operations are organized into three primary business segments: regional trucking and full-service truckload services (Con-Way Transportation Services); air freight and ocean forwarding (Emery Worldwide); and a third segment which is comprised of a third-party contract logistics company (Menlo Logistics), Road Systems, a trailer manufacturer, and VantageParts, a wholesale truck parts distributor, and also includes the Company's operations under the Priority Mail Contract (as defined herein).

The Company was incorporated in Delaware in 1958 as a successor to a business originally established in 1929. The Company's principal executive offices are located at 3240 Hillview Avenue, Palo Alto, California 94304 (telephone (650) 494-2900). Unless otherwise indicated or unless the context otherwise requires, all references in this Prospectus to the Company include CNF Transportation Inc. and its subsidiaries.

                                THE TRUSTS

Each of CNF Trust II and CNF Trust III (each, a "Trust") is a statutory business trust created under Delaware law pursuant to (i) a trust agreement (as the same may be amended, supplemented or restated from time to time, a "Declaration") executed by the Company, as sponsor (the "Sponsor"), and certain of the CNF Trustees (as defined herein) for such Trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each Trust exists for the exclusive purposes of (i) issuing its Trust Preferred Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of its Trust Securities in a specific series of Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Trust Common Securities will be directly or indirectly owned by the Company. The Trust Common Securities of each Trust will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities of such Trust except that upon an event of default under the Declaration of such Trust, the rights of the holders of its Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of its Trust Preferred Securities. In connection with the issuance of Trust Preferred Securities by a Trust, the Company will, directly or indirectly, acquire Trust Common Securities of such Trust in an aggregate liquidation amount equal to approximately 3% of the total capital of such Trust. Each Trust's business and affairs will be conducted by the trustees (with respect to each Trust, the "CNF Trustees") appointed by the Company, as the direct or indirect holder of all the Trust Common Securities of such Trust. Except in certain limited circumstances, the holder of the Trust Common Securities of a Trust will be entitled to appoint, remove or replace any of, and to increase or reduce the number of, the CNF Trustees of such Trust. The duties and obligations of the CNF Trustees of each Trust shall be governed by its Declaration. A majority of the CNF Trustees (the "Regular Trustees") of each Trust will be persons who are employees or officers of or affiliated with the Company. One CNF Trustee of each Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee (the "Property Trustee") of such Trust for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). In addition, unless the Property Trustee of a Trust maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one CNF Trustee of each Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Regular Trustees, Property Trustee and Delaware Trustee of a Trust may be different from the Regular Trustees, Property Trust and Delaware Trust of the other Trust. The Company will pay all fees and expenses related to the Trusts and the offering of Trust Securities. The payment of periodic distributions with respect to the Trust Preferred Securities of a Trust out of moneys held by such Trust, and payment on liquidation, redemption or otherwise with respect to the Trust Preferred Securities, will be guaranteed by the Company to the extent described herein. See "Description of Trust Preferred Securities Guarantees." Unless otherwise stated in the applicable Prospectus Supplement, the Company's obligations under each Trust Preferred Securities Guarantee will be subordinate and junior in right of payment to all other liabilities of the Company and rank pari passu in right of payment with the most senior preferred stock, if any, issued from time to time by the Company, except that the Company's obligations under each Trust Preferred Securities Guarantee will be subordinate and junior in right of payment to the Company's Series B Preferred Stock. The principal place of business of the Trusts shall be c/o CNF Transportation Inc., 3240 Hillview Avenue, Palo Alto, California 94304 (telephone (650) 494-2900).

                                  RISK FACTORS

Certain statements included or incorporated by reference herein and in the accompanying Prospectus Supplement constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are subject to a number of risks and uncertainties. Any such forward-looking statements contained or incorporated by reference herein or in the accompanying Prospectus Supplement should not be relied upon as predictions of future events. Certain such forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans or intentions. Such forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and they may be incapable of being realized. In that regard, the following factors, among others and in addition to the matters discussed below and elsewhere in this Prospectus, the accompanying Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein, could cause actual results and other matters to differ materially from those in such forward-looking statements: changes in general business and economic conditions; increasing domestic and international competition and pricing pressure; changes in fuel prices; uncertainties regarding the Company's Priority Mail contract with the USPS (as defined herein); labor matters, including changes in labor costs, negotiation of labor contracts and the risk of work stoppages or strikes; changes in governmental regulation; environmental and tax matters, including the aviation excise tax and aircraft maintenance tax matters discussed herein; and matters relating to the spin-off of CFC (as defined herein). As a result of the foregoing, no assurance can be given as to future results of operations or financial condition.

Prospective purchasers of the Offered Securities should carefully consider the following factors, together with the other information included or incorporated by reference in this Prospectus and the accompanying Prospectus Supplement.

RISKS RELATING TO PRIORITY MAIL CONTRACT

On April 23, 1997, the United States Postal Service (the "USPS") awarded Emery Worldwide Airlines, Inc. ("EWA"), a subsidiary of the Company, a new contract (the "Priority Mail Contract") for the sortation and transportation of Priority Mail (a second-day delivery service) in portions of 13 states in the eastern United States. The Company is subject to a number of risks and uncertainties relating to the Priority Mail Contract.

At the time the Priority Mail Contract was first entered into, the USPS indicated that the Company could receive revenues of approximately $1.7 billion over the initial 58-month term of the contract. However, this amount was an estimate and is subject to a number of assumptions and uncertainties, and there can be no assurance that the revenues actually realized by the Company under the contract will not be substantially less than this amount. Among other things, this estimate was based on assumptions regarding the volume and relative proportion of, and resultant prices to be received by the Company for, various types (i.e., letters and parcels) of Priority Mail to be handled under the contract and a projected growth rate for that volume over the life of the contract. This estimate also assumed that the Company would meet the performance standards established by the contract. In that regard, although the contract does not specifically set forth a minimum volume of Priority Mail to be handled by the Company, current revenue run rates are consistent with the Company receiving at least the projected $1.7 billion of revenue over the life of the contract.

Among other things, the Priority Mail Contract requires that the Company lease or acquire, improve, equip and fully staff ten new Priority Mail processing centers ("PMPCs"). All ten of those PMPCs were operational as of June 30, 1998. Total start-up costs incurred in connection with the contract through June 30, 1998 have exceeded the projected amounts used by the Company in bidding for the contract. Although productivity at the PMPCs has been improving, continued productivity improvements will be required for the Company to reduce operating expenses per piece of Priority Mail to projected levels. While the Company believes it will be able to reach projected productivity levels, any failure to do so could have a material adverse effect on the portion of the Company's business relating to the Priority Mail Contract.

The Priority Mail Contract also contains a number of specific service standards that the Company is required to meet. In particular, the contract specifies a benchmark of 96.5% on-time and accurate handling by the Company and provides financial disincentives, which could be substantial, if the Company fails to meet that standard. Although the Company's performance under the contract has been improving, continued performance improvements will be required for the Company to avoid potential assessment of significant financial disincentives under the contract. Accordingly, failure by the Company to meet the service standards under the contract could have a material adverse effect on the portion of the Company's business relating to the Priority Mail Contract.

The Priority Mail Contract provides that EWA is to receive a specified price per piece of Priority Mail, which price depends upon both the type of mail (i.e., parcel or letter) and the cities where the piece originates and is to be delivered. In addition, the contract contains a volume adjustment schedule which, in certain circumstances, causes prices to be reduced as overall volume increases. Volume run rates for Priority Mail being handled under the contract have been significantly above those estimated by the USPS, the product mix has contained a significantly higher proportion of lower-priced Priority Mail than had been forecast, and numerous modifications to the scope of the work have been implemented at the request of the USPS. These factors have resulted in the Company incurring additional costs and receiving a significantly lower average price per piece under the contract than it had anticipated.

As a result of the foregoing, the effect of the Priority Mail Contract on the Company's results of operations will depend in large part upon the Company's ability to manage and control its costs of providing services and to meet the performance standards under the contract, and to obtain adequate adjustments to the pricing terms under the contract. Any failure by the Company to achieve one or more of the foregoing objectives could have a material adverse effect on the portion of the Company's business relating to the Priority Mail Contract.

In addition, the award and terms of the Priority Mail Contract may be subject to challenge by labor unions and competitors of the Company and the USPS. Among other things, it is possible that labor unions could initiate legal or other proceedings seeking to challenge, modify or void the contract. Such proceedings, if successful, could require material adverse changes in the terms of the contract or could lead the USPS, in certain circumstances, to terminate the contract (or certain portions thereof) under the provisions described below. In that regard, the USPS has informed the Company that, in 1997, the American Postal Workers Union filed a grievance seeking to rescind the contract and the National Postal Mail Handlers Union filed a grievance challenging the contract. The Company believes that hearings on those grievances are not likely to occur before 1999. While the Company believes that, in the event of a termination of the contract, the Company has the right, in certain cases, to recoup certain expenditures made in connection with the contract, to the extent that any of the foregoing proceedings were successful, they could have a material adverse effect on the portion of the Company's business relating to the Priority Mail Contract.

The Priority Mail Contract may be terminated by the USPS for failure by EWA to perform its obligations thereunder and, as is common with government contracts generally, it may also be terminated by the USPS "for convenience" (i.e., without cause), although the USPS would be required, following termination for convenience, to reimburse the Company for certain expenditures associated with the contract. Any such termination of the contract could have a material adverse effect on the portion of the Company's business relating to the Priority Mail Contract.

RISKS RELATING TO SPIN-OFF OF CFC

On December 2, 1996, the Company completed the spin-off to its shareholders of CF MotorFreight, an LTL motor carrier. The spun-off businesses are currently operating under the name of Consolidated Freightways Corporation ("CFC").

The Company is or may be subject to substantial liabilities with respect to certain matters relating to CFC's business and operations, including, without limitation, guarantees of certain indebtedness of CFC and liabilities for employment-related, tax and environmental matters. Although CFC is, in general, either the primary or secondary obligor or jointly and severally liable with the Company with respect to these matters, a failure to pay or other default by CFC with respect to the obligations as to which the Company is or may be, or may be perceived to be, liable, whether because of CFC's bankruptcy or insolvency or otherwise, could lead to substantial claims against the Company. As a result, any failure to pay or other default by CFC with respect to those obligations could have a material adverse effect on the Company.

CERTAIN TAX MATTERS RELATING TO EMERY WORLDWIDE

The Internal Revenue Service (the "IRS") has proposed adjustments that would require that Emery Worldwide pay substantial additional aviation excise taxes for the period from January 1, 1990 through September 30, 1995. The Company has filed protests contesting these proposed adjustments and is engaged in discussions with the administrative conference division (Appeals Office) of the IRS.

The Company believes that there is legal authority to support the manner in which it has calculated and paid the aviation excise taxes and, accordingly, the Company intends to continue to vigorously challenge the proposed adjustments. Nevertheless, the Company is unable to predict the ultimate outcome of this matter. As a result, there can be no assurance that the Company will not have to pay a substantial amount of additional aviation excise taxes for the 1990 through 1995 tax period. In addition, it is possible that the IRS may seek to increase the amount of the aviation excise tax payable by Emery Worldwide for periods subsequent to September 30, 1995. As a result, there can be no assurance that this matter will not have a material adverse effect on the Company.

The IRS has also proposed a substantial adjustment for tax years 1987 through 1990 based on the IRS' position that certain aircraft maintenance costs should have been capitalized rather than expensed for federal income tax purposes. In addition, the Company believes it likely that the IRS will propose an additional adjustment, based on the same IRS position with respect to aircraft maintenance costs, for subsequent tax years. The Company believes that its practice of expensing these types of maintenance costs is consistent with industry practice. However, if this issue is determined adversely to the Company, there can be no assurance that the Company will not have to pay substantial additional tax. The Company is unable to predict the ultimate outcome of this matter and intends to vigorously contest the proposed adjustment. There can be no assurance, however, that this matter will not have a material adverse effect on the Company.

COMPETITION

The trucking and air freight industries are intensely competitive. Principal competitors of the Company's Con-Way Transportation Services business segment include both national LTL companies (some of which have continued to extend into regional markets and to acquire and combine formerly independent regional carriers into inter-regional groups) and regional companies. Principal competitors of Emery Worldwide include other integrated air freight carriers, air freight forwarders and international airlines and, to a lesser extent, trucking companies, passenger and cargo air carriers and others. Competition in the trucking and air freight industries is based on, among other things, freight rates, quality of service, reliability, transit times and scope of operations. Over the past 15 years, periods of overcapacity in the trucking industry have led to intense competition and price discounting, resulting in decreased margins and a significant number of business failures. There can be no assurance that the Company will be successful in meeting the competitive demands of the trucking and air freight industries.

Menlo Logistics ("Menlo"), the Company's third-party contract logistics company, operates in a relatively new business area and has a limited number of major competitors. Nonetheless, competition for the provision of logistics services is intense. Menlo's competitors include both domestic and foreign logistics companies and the logistics arms of integrated transportation companies. Competition in the logistics business is based largely on computer system skills and the ability to rapidly implement logistics solutions.

LABOR MATTERS

As of June 30, 1998, less than 8% of the Company's employees were represented by various labor unions. This percentage includes EWA's pilots who, on July 2, 1997, voted to approve representation by the Air Line Pilot's Association ("ALPA"). Although contract negotiations between the Company and ALPA have begun, the Company is unable to predict the outcome of those negotiations or their effect on its results of operations.

There can be no assurance that efforts to unionize Company employees will not be successful, that the Company will not become subject to additional work rules imposed by agreements with labor unions, or that work stoppages or other labor disturbances will not occur in the future, any of which could have a material adverse effect on the Company. Similarly, there can be no assurance that union opposition to the Company's new contract with the USPS will not have a material adverse effect on the Company. See "-- Risks Relating to Priority Mail Contract."

EFFECT OF ECONOMIC AND MARKET CONDITIONS

Interest rate fluctuations, increases in fuel prices, fuel shortages, economic recession, changes in currency exchange rates, and changes in customers' business cycles and business practices are among the factors over which the Company has no control, but which may adversely affect its financial condition or results of operations. For instance, prices for both diesel and jet fuel increased significantly during 1996 and a part of 1997. The Company was able to recoup a portion of these increased costs through fuel surcharges and fuel index fees to its customers, but there can be no assurance that the Company will be able to do so in the future. The operations of the Company are primarily conducted in the United States but, to an increasing extent, are conducted in major foreign countries. As a result, the Company is subject to the foregoing factors both domestically and, to an increasing extent, internationally.

GOVERNMENT REGULATIONS

The Company's business is subject to extensive regulation by various federal, state and foreign governmental entities, and there can be no assurance that changes in applicable laws and regulations, or costs of complying with current or future laws and regulations, will not have a material adverse effect on the Company. For example, deregulation of the trucking industry allows easier access to the industry by new trucking companies, and has removed many restrictions on expansion of services by existing carriers and increased price competition. These and other factors have contributed to a consolidation in the trucking industry, as a number of trucking companies have either merged or gone out of business. Likewise, airlines such as EWA are subject to, among other things, maintenance, operating and other safety-related regulations by the Federal Aviation Administration (the "FAA"), including Airworthiness Directives promulgated by the FAA which require airlines such as EWA to make modifications to aircraft. In that regard, EWA expects that it will be required to make expenditures to reinforce the floors and modify the doors of up to 17 of its Boeing 727 aircraft to comply with Airworthiness Directives. Likewise, the relative age of EWA's aircraft fleet may increase the likelihood that the Company will be required to make expenditures in order for its aircraft to comply with future government regulations.

During recent years, operations at several airports have been subject to restrictions or curfews on arrivals or departures during certain night-time hours designed to reduce or eliminate noise for surrounding residential areas. None of these restrictions has materially affected Emery Worldwide's operations. However, if such restrictions were to be imposed with respect to the airports at which Emery Worldwide's activities are centered (particularly Emery Worldwide's leased air cargo facility at the Dayton International Airport, which is the hub of its air freight operations), and no alternative airports were available to serve the affected areas, there could be a material adverse effect on the Company. Under applicable law, the FAA is authorized to establish aircraft noise standards and the administrator of the Environmental Protection Agency is authorized to issue regulations setting forth standards for aircraft emissions. The Company believes that its present fleet of owned, leased and chartered aircraft is operating in substantial compliance with currently applicable noise and emission laws.

The Aviation Noise and Capacity Act of 1990 established a national aviation noise policy. The FAA has promulgated regulations under this Act regarding the phase-in requirements for compliance. This legislation and the related regulations will require all of the Company's owned and leased aircraft eligible for operation in the contiguous United States to either undergo modifications or otherwise comply with Stage 3 noise restrictions in phases ending at year-end 1999. Although the ultimate cost of complying with these requirements cannot be predicted with certainty, the Company will be required to make expenditures, which could be substantial, to modify owned or leased aircraft in order to comply with these requirements.

ENVIRONMENTAL MATTERS

The Company is subject to stringent laws and regulations that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for solid and hazardous wastes, and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous materials. In particular, under applicable environmental laws, the Company may be responsible for remediation of environmental conditions and may be subject to associated liabilities (including liabilities resulting from lawsuits brought by private litigants) relating to its operations and properties. Environmental liabilities relating to the Company's properties may be imposed regardless of whether the Company leases or owns the properties in question and regardless of whether such environmental conditions were created by the Company or by a prior owner or tenant, and also may be imposed with respect to properties which the Company may have owned or leased in the past.

The Company's operations involve the storage, handling and use of diesel and jet fuel and other hazardous substances. In particular, the Company is subject to stringent environmental laws and regulations dealing with underground fuel storage tanks and the transportation of hazardous materials. The Company has been designated as a potentially responsible party by the Environmental Protection Agency with respect to the disposal of hazardous substances at various sites, although the Company expects that its share of the clean-up costs will not have a material adverse effect on the Company. In addition, the Company expects that the costs of complying with existing and future environmental laws and regulations will continue to increase. There can be no assurance that matters relating to environmental conditions or compliance with environmental laws will not have a material adverse effect on the Company.

CERTAIN ANTITAKEOVER PROVISIONS

The Company's Amended Certificate of Incorporation and Bylaws contain certain provisions which may have the effect of delaying, deferring or preventing a change of control of the Company. In addition, the Company is subject to
Section 203 of the Delaware General Corporation Law, which limits the ability of a publicly held Delaware corporation such as the Company from engaging in a "business combination" with an "interested stockholder" for a certain period of time. Moreover, the approval of holders of at least two-thirds of the outstanding shares of the Company's outstanding Series B Cumulative Convertible Preferred Stock is required, under certain circumstances, for a consolidation or merger of the Company or the sale or other transfer of certain assets of the Company. The foregoing provisions may deter any potential unfriendly offers or other efforts to obtain control of the Company and could deprive holders of capital stock of the Company and, under certain circumstances, holders of Trust Preferred Securities of opportunities to realize a premium on such securities if a third party were to seek to acquire or otherwise take control of the Company. See "Description of Capital Stock."

PROVISIONS OF CERTAIN INDEBTEDNESS

Unless otherwise stated in the applicable Prospectus Supplement, none of the Securities will contain provisions which would give the holders thereof the right to require the Company or, in the case of Trust Preferred Securities, the applicable Trust to repurchase or repay such securities in the event of a takeover, recapitalization or similar event, a decline in the credit rating on the Company's or a Trust's securities, or otherwise. However, holders of the Company's outstanding 9 1/8% Notes due 1999 and certain restructured notes issued by the Company's Thrift and Stock Plan (the "TASP") which are guaranteed by the Company have the right to require the Company to repurchase such notes upon the occurrence of certain changes in control of the Company or similar events coupled with certain declines in the credit rating on the Company's long-term senior debt; the aggregate principal amount of the 9 1/8% Notes due 1999 and the restructured TASP notes outstanding at June 30, 1998 was $117.7 million and $29.1 million, respectively. Holders of non-restructured notes issued by the TASP with an outstanding principal amount of $110.5 million at June 30, 1998 have the right to require that the Company repurchase such notes if, among other things, both Moody's and Standard & Poor's have publicly rated the Company's long-term senior debt at less than investment grade, unless, within 45 days, the Company shall have obtained, through a guarantee, letter of credit, other permitted credit enhancement or otherwise, a credit rating for such notes of at least "A" from Moody's or Standard & Poor's (or another nationally recognized rating agency selected by the holders of such notes) and shall maintain a rating on such notes of "A" or better thereafter. The Company's long-term senior debt is currently rated Baa3 by Moody's and BBB by Standard & Poor's; Baa3 is the lowest investment grade rating from Moody's and BBB is the next to lowest investment grade rating from Standard & Poor's. Holders of both the restructured and non-restructured Series A TASP notes also have the right to require the Company to repurchase the notes, in whole or in part, on July 1, 1999. In addition, the Company's $350 million bank credit facility (the "Credit Facility"), which is guaranteed by the Company's material subsidiaries, permits the lenders to require immediate repayment of all borrowings thereunder upon a change of control or similar event with respect to the Company. The occurrence of any event or condition requiring the Company to repurchase or repay any such notes or borrowings could have a material adverse effect on the Company. Moreover, there can be no assurance that the Company would have sufficient funds to repurchase or repay such notes or borrowings in the event that it were required to do so or that it would be able to arrange financing for that purpose.

Certain of the Company's debt instruments contain restrictive covenants that could limit the amount of dividends payable by the Company or the redemption or repurchase of capital stock by the Company. In particular, under the terms of the restructured notes issued by the TASP, the Company is restricted from paying dividends in an aggregate amount in excess of $10 million plus one-half of its cumulative adjusted consolidated net income from November 3, 1992. As of June 30, 1998, the Company would have been permitted to pay approximately $165 million of dividends on its Common Stock under the terms of the restructured TASP Notes. In addition, CNF Trust I, a Delaware business trust and subsidiary of the Company (the "Existing Trust"), has outstanding 2,500,000 of its $2.50 term convertible securities, series A (the "Convertible Trust Securities"). Subject to certain conditions, the Company and Existing Trust have the right to defer quarterly cash distributions on the Convertible Trust Securities, in which case the Company would be prohibited, subject to certain limited exceptions, from paying dividends on or acquiring shares of its capital stock.

POSSIBLE PRICE VOLATILITY

The trading price of the Securities offered by a Prospectus Supplement will be subject to fluctuations in response to a variety of factors, including quarterly variations in the Company's operating results, conditions in the trucking and air freight industries generally, comments or recommendations issued by analysts who follow the Company, its competitors or the industry segments in which it operates, and general economic and market conditions. In addition, securities markets have from time to time experienced extreme price volatility. These fluctuations may be unrelated to the operating performance of particular companies whose shares are traded. Market fluctuations may adversely affect the trading price of the Securities offered by a Prospectus Supplement. Accordingly, there can be no assurance that the trading price of the Securities offered by a Prospectus Supplement will not decline below the applicable public offering price, or that the trading price of such Securities will not be subject to substantial fluctuations in the future. In addition, certain Securities offered by a Prospectus Supplement may not be listed on any securities exchange or automated quotation system, and there can be no assurance that a trading market will exist for such Securities or as to the liquidity of any such market which may exist.

HOLDING COMPANY STRUCTURE

The Debt Securities and the Trust Preferred Securities Guarantees will be obligations exclusively of the Company, and the Common Stock and Preferred Stock offered by any Prospectus Supplement will represent equity interests only in the Company. The Company is a holding company, substantially all of whose consolidated assets are held by its subsidiaries. Accordingly, the cash flow of the Company and the consequent ability to service its debt (including the Debt Securities) and to pay amounts due in respect of its other obligations (including the Trust Preferred Securities Guarantees), and therefore the ability of the Trusts to make distributions and other payments on their respective Trust Preferred Securities, as well as the ability of the Company to pay dividends on its Preferred Stock and Common Stock, are dependent upon the results of operations of the Company's subsidiaries and the distribution of funds by such subsidiaries to the Company. The ability of such subsidiaries to provide funds to the Company is contingent upon the results of operation and financial condition of such subsidiaries, may be limited by restrictive covenants in various instruments and agreements and is subject to various other business considerations. See "-- Provisions of Certain Indebtedness."

Because the Company is a holding company, its obligations under the Debt Securities and the Trust Preferred Securities Guarantees will be effectively subordinated to all existing and future liabilities (including indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations) of the Company's subsidiaries. Therefore, the Company's rights and the rights of its creditors to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of such subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary, in which case the claims of the Company will still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of such subsidiary and would be subordinate to any indebtedness of such subsidiary senior to that held by the Company. Although certain debt instruments to which the Company and its subsidiaries are parties impose limitations on the incurrence of additional indebtedness, both the Company and its subsidiaries retain the ability to incur substantial additional indebtedness and other financial obligations.

At June 30, 1998, the Company's consolidated subsidiaries had outstanding liabilities (excluding intercompany liabilities) aggregating approximately $1,180 million and approximately $28 million of outstanding letters of credit and, at December 31, 1997, these subsidiaries were subject to long-term non-cancelable operating leases requiring future minimum lease payments of approximately $508 million through the year 2018. In addition, the Company's material subsidiaries have guaranteed amounts due under the Credit Facility; at June 30, 1998, no borrowings were outstanding under the Credit Facility and letters of credit of approximately $84 million were outstanding under the Credit Facility.

                                USE OF PROCEEDS

Unless otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Securities offered hereby for general corporate purposes, which may include the repayment of indebtedness, capital expenditures and working capital. Pending such application, such proceeds may be invested in short-term investments and marketable securities or used to temporarily repay indebtedness under credit facilities. The proceeds from the sale of Trust Securities will be invested by the respective Trusts in Subordinated Debt Securities.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The Company's consolidated ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated are as follows:

                                        ----------------------------------------
                                          SIX MONTHS
                                        ENDED JUNE 30,  YEAR ENDED DECEMBER 31,
                                        --------------  ------------------------
                                         1998    1997   1997 1996 1995 1994 1993
                                        ------- ------- ---- ---- ---- ---- ----
   Ratio of Earnings to Fixed
    Charges(1)........................     3.4x    3.0x 3.3x 2.6x 2.8x 3.2x 1.8x
   Ratio of Earnings to Combined Fixed
    Charges and Preferred Stock
    Dividends(2)......................     3.2x    2.9x 3.2x 2.6x 2.8x 2.8x 1.5x

-------
(1) The ratio of earnings to fixed charges is unaudited for all periods presented. The ratio of earnings to fixed charges was derived by dividing earnings before fixed charges and income taxes by fixed charges. For this purpose, "earnings" represents income from continuing operations before consolidated income taxes and fixed charges (excluding capitalized interest and dividends on all of the Company's preferred stock). "Fixed charges" represents interest on capital leases and short-term and long-term debt, capitalized interest, dividends on shares of the Company's Series B Cumulative Convertible Preferred Stock used to pay debt service on notes issued by the Company's Thrift and Stock Plan (the "TASP"), and the applicable portion of the consolidated rent expense which approximates the interest portion of lease payments. All of the outstanding shares of such Series B Cumulative Convertible Preferred Stock are held by the TASP.

(2) The ratio of earnings to combined fixed charges and preferred stock dividends is unaudited for all periods presented. The ratio of earnings to combined fixed charges and preferred stock dividends was derived by dividing earnings before fixed charges and income taxes by combined fixed charges and preferred stock dividends. For this purpose, earnings and fixed charges are computed as described in note (1) above. The Series C Conversion Preferred Stock was issued in March 1992 and all of the outstanding shares thereof were converted into Common Stock in March 1995.

                         DESCRIPTION OF DEBT SECURITIES

The Company may issue Debt Securities either separately, or together with, or upon the conversion of or in exchange for, other Securities. The Debt Securities are to be either senior unsecured obligations (the "Senior Debt Securities") of the Company issued in one or more series or subordinated unsecured obligations (the "Subordinated Debt Securities") of the Company issued in one or more series. The Subordinated Debt Securities of any series may be senior subordinated, subordinated or junior subordinated obligations of the Company, or may have such other ranking as is described in the applicable Prospectus Supplement. The Debt Securities will be issued under one or more Indentures (each, a "New Indenture") to be entered into by the Company and a trustee (each, a "New Trustee") whose name will be set forth in the applicable Prospectus Supplement or, in the case of a certain Subordinated Debt Securities, under the Indenture dated as of June 11, 1997, as amended and supplemented (the "'Existing Indenture" and, together with the New Indentures, the "Indentures"), between the Company and the First National Bank of Chicago, as trustee (the "Existing Trustee" and, together with the New Trustees, the "Trustees"). The forms of the Indentures have been filed as exhibits to the Registration Statement. The terms of any series of Debt Securities will be those set forth in the applicable Indenture and such Debt Securities and those made part of such Indenture by the Trust Indenture Act. The summary of certain provisions of the Indentures and the Debt Securities set forth below and the summary of certain terms of a particular series of Debt Securities set forth in the applicable Prospectus Supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to all of the provisions of the Indentures, which provisions of the Indentures (including defined terms) are incorporated herein by reference. Certain capitalized terms used herein and not defined are defined in the Indentures. As used in this "Description of Debt Securities," all references to the "Company" shall mean CNF Transportation Inc., excluding, unless otherwise expressly stated or the context shall otherwise require, its subsidiaries.

In the event that Subordinated Debt Securities are issued to a Trust or a trustee of such Trust in connection with the issuance of its Trust Securities, such Subordinated Debt Securities may subsequently be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to a Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Trust.

The following description of Debt Securities sets forth certain general terms and provisions of the series of Debt Securities to which any Prospectus Supplement may relate. Certain other specific terms of any particular series of Debt Securities will be described in the applicable Prospectus Supplement. To the extent that any particular terms of the Debt Securities described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.

GENERAL

The Debt Securities may be issued from time to time in one or more series of Senior Debt Securities and one or more series of Subordinated Debt Securities. The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provide that Debt Securities of any series may be issued thereunder up to an aggregate principal amount which may be authorized from time to time by the Company. Reference is made to the applicable Prospectus Supplement relating to the series of Debt Securities offered thereby for specific terms, including (where applicable): (1) the title or designation of such Debt Securities; (2) any limit on the aggregate principal amount of such Debt Securities; (3) the price or prices (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued; (4) the date or dates on which the principal of such Debt Securities will be payable, or the method or methods, if any, by which such date or dates will be determined; (5) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest will accrue, or the method or methods, if any, by which such date or dates are to be determined, and whether and under what circumstances Additional Amounts on such Debt Securities will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months; (6) the dates on which such interest, if any, will be payable and the record dates, if any, therefor;
(7) the place or places where the principal of, premium, if any, and interest, if any, on such Debt Securities will be payable and the place or places where such Debt Securities may be surrendered for registration of transfer and exchange, if other than The City of New York; (8) if applicable, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities may be redeemed at the option of the Company or are subject to repurchase at the option of the holders; (9) the terms of any sinking fund or analogous provision; (10) if other than U.S. dollars, the Currency for which the Debt Securities may be purchased and the Currency in which the payment of principal thereof and premium, if any, and interest, if any, thereon may be made, and the ability, if any, of the Company or the holders of Debt Securities to have payments made in any Currency other than those in which the Debt Securities are stated to be payable; (11) any addition to, or modification or deletion of, any covenant or Event of Default with respect to such Debt Securities; (12) whether any such Debt Securities are to be issuable in registered or bearer form or both and, if in bearer form, the terms and conditions relating thereto and any limitations on issuance of such Bearer Securities (including in exchange for Registered Securities of the same series); (13) whether any such Debt Securities will be issued in temporary or permanent global form and, if so, the identity of the depositary for such global Debt Security; (14) whether and under what circumstances the Company will pay Additional Amounts (as contemplated by the relevant Indenture) on such Debt Securities to any holder who is a United States Alien (as defined in the relevant Indenture, as such definition may be modified) in respect of any tax, assessment or other governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such Additional Amounts; (15) the person to whom any interest on any Registered Securities of the series shall be payable, if other than the person in whose name the Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the person to whom, any interest on any Bearer Security of the series shall be payable, if other than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Debt Security will be paid if other than in the manner provided in the relevant Indenture; (16) the portion of the principal amount of such Debt Securities which shall be payable upon acceleration thereof if other than the full principal amount thereof; (17) the authorized denominations in which such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof (in the case of Registered Securities) or $5,000 (in the case of Bearer Securities);
(18) the terms, if any, upon which such Debt Securities may be convertible into or exchangeable for other Securities; (19) whether such Debt Securities will be Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, whether such Subordinated Debt Securities will be senior subordinated, subordinated, or junior subordinated obligations of the Company or will have another ranking and the definition of "Senior Indebtedness" and a summary of the subordination provisions applicable to such Subordinated Debt Securities; (20) whether the amount of payments of principal of, premium, if any, and interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method or methods (any such Debt Securities being hereinafter called "Indexed Securities") and the manner in which such amounts will be determined; and (21) any other terms of such Debt Securities.

As used in this Prospectus and any Prospectus Supplement relating to the offering of any Debt Securities, references to the principal of and premium, if any, and interest, if any, on such Debt Securities will be deemed to include mention of the payment of Additional Amounts, if any, required by the terms of such Debt Securities in such context.

Debt Securities may be issued as Original Issue Discount Securities (as defined in the Indentures) to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder thereof upon such acceleration will be determined in the manner described in the applicable Prospectus Supplement. Material federal income tax and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

If the purchase price of any Debt Securities is payable in a Currency other than U.S. dollars or if principal of, or premium, if any, or interest, if any, on any of the Debt Securities is payable in any Currency other than U.S. dollars, the specific terms and other information with respect to such Debt Securities and such foreign Currency will be specified in the Prospectus Supplement relating thereto.

Under the Indentures, the terms of the Debt Securities of any series may differ and the Company, without the consent of the holders of the Debt Securities of any series, may reopen a previous series of Debt Securities and issue additional Debt Securities of such series or establish additional terms of such series.

REGISTRATION, TRANSFER, PAYMENT AND PAYING AGENT

Unless otherwise indicated in the applicable Prospectus Supplement, each series of Debt Securities will be issued in registered form only, without coupons. The Indentures, however, provide that the Company may also issue Debt Securities in bearer form only, or in both registered and bearer form. Bearer Securities shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person (as defined below) other than offices located outside the United States of certain United States financial institutions. As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust, and "United States" means, except for purposes of the definition of "Restricted Subsidiary" set forth below under "-- Certain Covenants of the Company -- Definition of Certain Terms," the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of Bearer Securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Such procedures and limitations will be described in the Prospectus Supplement relating to the offering of the Bearer Securities.

Unless otherwise indicated in the applicable Prospectus Supplement, Registered Securities will be issued in denominations of $1,000 or any integral multiple thereof, and Bearer Securities will be issued in denominations of $5,000.

Unless otherwise indicated in the applicable Prospectus Supplement, the principal, premium, if any, and interest, if any, of or on the Debt Securities will be payable, and Debt Securities may be surrendered for registration of transfer or exchange, at an office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York, provided that payments of interest with respect to any Registered Security may be made at the option of the Company by check mailed to the address of the person entitled thereto or by transfer to an account maintained by the payee with a bank located in the United States. No service charge shall be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection therewith.

Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of, premium, if any, and interest, if any, on Bearer Securities will be made, subject to any applicable laws and regulations, at such office or agency outside the United States as specified in the Prospectus Supplement and as the Company may designate from time to time. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest due on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. Unless otherwise indicated in the applicable Prospectus Supplement, no payment of principal, premium or interest with respect to any Bearer Security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that if amounts owing with respect to any Bearer

Securities shall be payable in U.S. dollars, payment with respect to any such Bearer Securities may be made at the Corporate Trust Office of the applicable Trustee or at any office or agency designated by the Company in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium or interest at all offices outside of the United States maintained for such purpose by the Company is illegal or effectively precluded by exchange controls or similar restrictions.

Unless otherwise indicated in the applicable Prospectus Supplement, the Company will not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series of like tenor to be redeemed and ending at the close of business on the day of that selection;
(ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or (iv) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid.

RANKING OF DEBT SECURITIES; HOLDING COMPANY STRUCTURE

The Senior Debt Securities of each series will be unsecured unsubordinated obligations of the Company and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities of each series will be unsecured obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness (which term will be defined in the Prospectus Supplement relating to such series of Subordinated Debt Securities) of the Company. The Subordinated Debt Securities of any series may be senior subordinated, subordinated or junior subordinated obligations of the Company, or may have such other ranking as is described in the applicable Prospectus Supplement. Accordingly, the Subordinated Debt Securities of any series may rank, in priority of payment, senior to, on a parity with or junior to any other series of Subordinated Debt Securities and the definition of "Senior Indebtedness" applicable to any series of Subordinated Debt Securities may be different from the definition of "Senior Indebtedness" applicable to any other series of Subordinated Debt Securities. If this Prospectus is being delivered in connection with the offering of a series of Subordinated Debt Securities, the accompanying Prospectus Supplement will describe the subordination provisions and set forth the definition of "Senior Indebtedness" applicable to such Subordinated Debt Securities, and such Prospectus Supplement or the information incorporated or deemed to be incorporated by reference herein will set forth the approximate amount of such Senior Indebtedness outstanding as of a recent date. There are no limitations in any of the Indentures on the issuance or incurrence of indebtedness (including Senior Indebtedness) by the Company.

The Debt Securities will be obligations exclusively of the Company. The Company is a holding company, substantially all of whose consolidated assets are held by its subsidiaries. Accordingly, the cash flow of the Company and the consequent ability to service its debt, including the Debt Securities, are dependent upon the results of operations of such subsidiaries and the distribution of funds by such subsidiaries to the Company. In addition, because the Company is a holding company, the Debt Securities will be effectively subordinated to all existing and future liabilities (including indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations) of the Company's subsidiaries. Although certain debt instruments to which the Company and its subsidiaries are parties impose limitations on the incurrence of additional indebtedness, both the Company and its subsidiaries retain the ability to incur substantial additional indebtedness and other financial obligations. See "Risk Factors -- Holding Company Structure."

GLOBAL SECURITIES

The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing Debt Securities in definitive form represented thereby, a global Debt Security may not be transferred except as a whole by the Depositary for such global Debt Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to a series of global Debt Securities and certain limitations and restrictions relating to a series of global Bearer Securities will be described in the Prospectus Supplement relating to such series.

OUTSTANDING DEBT SECURITIES

In determining whether the holders of the requisite principal amount of outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the relevant Indenture, (i) the portion of the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable upon a declaration of acceleration thereof pursuant to the terms of such Original Issue Discount Security as of the date of such determination, (ii) the principal amount of any Indexed Security that shall be deemed to be outstanding for such purpose shall be the principal face amount of such Indexed Security determined on the date of its original issuance, (iii) the principal amount of a Debt Security denominated in a Currency other than U.S. dollars shall be the U.S. dollar equivalent, determined on the date of original issue of such Debt Security, of the principal amount of such Debt Security and (iv) any Debt Security owned by the Company or any obligor on such Debt Security or any Affiliate (other than the Trusts) of the Company or such other obligor shall be deemed not to be outstanding.

REDEMPTION AND REPURCHASE

The Debt Securities of any series may be redeemable at the option of the Company, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by the Company at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable Prospectus Supplement.

CONVERSION AND EXCHANGE

The terms, if any, on which Debt Securities of any series are convertible into or exchangeable for Common Stock, Preferred Stock, Depositary Shares or other Debt Securities will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at the option of the Company.

CERTAIN COVENANTS OF THE COMPANY

The Indentures do not limit the amount of indebtedness, guarantees, lease obligations or other financial obligations that may be incurred by the Company and its subsidiaries. Unless otherwise stated in the applicable Prospectus Supplement, none of the Debt Securities or the Indentures will contain provisions which would give holders of Debt Securities the right to require the Company to repurchase or repay their Debt Securities in the event of a takeover, recapitalization or similar event, a decline in the credit rating on the Company's securities, or otherwise. However, holders of certain of the Company's outstanding indebtedness (including its 9 1/8% Notes due 1999, notes issued by the TASP which are guaranteed by the Company, and indebtedness under the Credit Facility, which is guaranteed by certain subsidiaries of the Company), have the right to require the Company to repurchase or repay such indebtedness upon the occurrence of certain changes in control of the Company or similar events and/or declines in the credit rating on such indebtedness. See "Risk Factors -- Provisions of Certain Indebtedness".

Covenant Applicable to Senior Debt Securities -- Limitation on Liens

The following covenant will be applicable to Senior Debt Securities but not to Subordinated Debt Securities. The Company will covenant that, so long as any of the Senior Debt Securities remains outstanding, it will not, nor will it permit any Restricted Subsidiary (as defined below) to, create, assume or guarantee any Indebtedness (as defined below) that is secured by a mortgage, pledge, lien, security interest or other encumbrance (a "Lien") on any property or shares of capital stock or Indebtedness of the Company or any Restricted Subsidiary without in any such case effectively providing, concurrently with the creation, assumption or guarantee of any such Indebtedness, that the Senior Debt Securities shall, so long as such other Indebtedness is so secured (and, if the Company shall so determine, any other existing Indebtedness (or Indebtedness thereafter in existence) created, assumed or guaranteed by the Company or any Restricted Subsidiary), be secured by any such Lien equally and ratably with or prior to the Indebtedness thereby secured; provided that Indebtedness secured by such Liens may be created, assumed or guaranteed if immediately after giving effect thereto the aggregate amount of all such Indebtedness of the Company and its Restricted Subsidiaries (not including Indebtedness described in (i) through (vii) below) does not exceed 15% of Consolidated Net Tangible Assets (as defined below).

The foregoing restrictions shall not apply to Indebtedness secured by (i) Liens on property of the Company or any Restricted Subsidiary existing on the date the applicable Senior Debt Securities are originally issued; (ii) certain Liens on property existing at the time of acquisition thereof; (iii) Liens in favor of the Company or a Restricted Subsidiary securing Indebtedness of the Company or a Restricted Subsidiary; (iv) Liens created in connection with tax assessments or legal proceedings and mechanics' and materialmens' liens and other similar liens created in the ordinary course of business; (v) Liens on property of the Company or any Restricted Subsidiary (except Liens on the capital stock or Indebtedness of the Company or any Restricted Subsidiary) in favor of the United States of America or any state thereof, or any agency or political subdivision of either, or in favor of any other country or agency or political subdivision thereof, in each case to secure payments pursuant to contract or statute or to secure Indebtedness created, incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such Liens, including Liens incurred in connection with pollution control, industrial revenue bond or other similar financings; (vi) certain purchase money Liens on property of the Company or any Restricted Subsidiary that constitutes a fixed asset or a surface or air transportation vehicle used in the freight business securing or providing for the payment of all or any part of the purchase price thereof, or any Indebtedness incurred to finance the purchase or the cost of construction or improvement thereof for which a written commitment was executed within 180 days after acquisition or the completion of construction or improvement, as the case may be; or (vii) certain permitted extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) through (vi), inclusive.

Covenant Applicable to All Debt Securities -- Consolidation, Merger and Sale of Assets

The following covenant will be applicable to both Senior Debt Securities and Subordinated Debt Securities. Each Indenture provides that the Company shall not consolidate with or merge into any Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless (a) such Person (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Debt Securities outstanding under such Indenture and the performance of the Company's other obligations under such Indenture and the Debt Securities outstanding thereunder; (b) immediately after giving effect to such transaction, no Event of Default under such Indenture, and no event which, after notice or lapse of time or both would become an Event of Default under such Indenture, shall have happened and be continuing; and (c) certain other conditions are met.

Definition of Certain Terms

The term "Consolidated Net Tangible Assets" means, as of any particular time, the aggregate amount of the Consolidated Assets (less depreciation, amortization and other applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities, and (ii) all goodwill, tradenames, trademarks, patents, debt discount and expense and other intangibles, in each case net of applicable amortization, all as shown on the Company's most recent consolidated financial statements prepared in accordance with generally accepted accounting principles. The term "Consolidated Assets" means all amounts that would be shown as assets on a consolidated balance sheet of the Company and its consolidated Subsidiaries (as defined) prepared in accordance with generally accepted accounting principles. The term "Restricted Subsidiary" means any Subsidiary of the Company (i) that is majority owned or controlled by the Company or any of its Subsidiaries; (ii) substantially all of the operating assets of which are located or the principal business of which is carried on within the United States, Puerto Rico, the U.S. Virgin Islands or Canada; (iii) which was in existence on the date the applicable Senior Debt Securities are originally issued or thereafter becomes a Subsidiary of the Company, unless any such Subsidiary is determined by the Board of Directors not to be a Restricted Subsidiary because in the opinion of the Board of Directors it is not of material importance to the total business conducted by the Company and its Subsidiaries taken as a whole; and (iv) the assets of which have a gross book value (without deducting any depreciation, amortization or other applicable reserves) which exceeds 1% of Consolidated Assets. The term "Indebtedness" means, with respect to any Person, (a) any liability of such Person (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit, or (2) evidenced by a bond, note, debenture or similar instrument, or (3) for payment obligations arising under any conditional sale or other title retention arrangement (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind, or (4) for the payment of money relating to a capitalized lease obligation; (b) any liability of others described in the preceding clause
(a) that such Person has guaranteed or that is otherwise its legal liability; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above.

EVENTS OF DEFAULT

Unless otherwise specified in the applicable Prospectus Supplement, an Event of Default with respect to the Debt Securities of any series is defined in the relevant Indenture as being: (i) default for 30 days in payment of any interest with respect to any Debt Security of such series; (ii) default in payment of principal or any premium with respect to any Debt Security of such series when due upon maturity, redemption or otherwise; (iii) default in the deposit of any sinking fund payment when due with respect to any Debt Security of such series; (iv) default by the Company in the performance, or breach, of any other covenant or warranty in the relevant Indenture (other than a covenant or warranty included therein solely for the benefit of series of Debt Securities other than that series) or any Debt Security of such series which shall not have been remedied for a period of 90 days after notice to the Company by the relevant Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding; (v) acceleration of the maturity of any single outstanding issue of Indebtedness of the Company with an outstanding aggregate principal amount in excess of $35,000,000 (including an acceleration under the relevant Indenture with respect to Debt Securities of any other series), as a result of an event of default thereunder, which acceleration is not annulled or which Indebtedness is not discharged within 30 days thereafter or such longer period during which the Company is contesting in good faith such acceleration; (vi) certain events of bankruptcy, insolvency or reorganization of the Company; or (vii) any other Event of Default established for the Debt Securities of such series. No Event of Default with respect to any particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities. Each Indenture provides that the Trustee thereunder may withhold notice to the holders of the Debt Securities of any series of the occurrence of a default with respect to the Debt Securities of such series (except a default in payment of principal, premium, if any, interest, if any, or sinking fund payments, if any) if the Trustee considers it in the interest of the holders to do so.

Each Indenture provides that if an Event of Default with respect to any series of Debt Securities issued thereunder shall have occurred and be continuing, either the relevant Trustee or the holders of at least 25% in principal amount of the Debt Securities of such series then outstanding may declare the principal amount (or if any Debt Securities of such series are Original Issue Discount Securities, such lesser amount as may be specified in the terms thereof) of all the Debt Securities of such series to be due and payable immediately, but upon certain conditions such declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the Debt Securities of such series then outstanding.

Subject to the provisions of Trust Indenture Act requiring each Trustee, during the continuance of an Event of Default under the relevant Indenture, to act with the requisite standard of care, a Trustee is under no obligation to exercise any of its rights or powers under the relevant Indenture at the request or direction of any of the holders of Debt Securities of any series unless such holders have offered such Trustee reasonable indemnity. Subject to the foregoing, holders of a majority in principal amount of the then outstanding Debt Securities of any series issued under an Indenture shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under such Indenture with respect to such series. Each Indenture requires the annual filing by the Company with the relevant Trustee of a certificate as to whether or not the Company is in default under the terms of such Indenture.

Notwithstanding any other provision of the Indentures, the holder of any Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such Debt Security on the respective due dates therefor (as the same may be extended, if applicable, in accordance with the terms of such Debt Security) and to institute suit for enforcement of any such payment, and such right shall not be impaired without the consent of such holder. In addition, in the case of a Subordinated Debt Security issued to a Trust, if an Event of Default has occurred and is continuing and such Event of Default is attributable to the failure by the Company to pay the principal of or premium, if any, or interest, if any, on such Subordinated Debt Security, then a holder of Trust Preferred Securities of such Trust may directly institute a proceeding against the Company for payment.

MODIFICATION, WAIVERS AND MEETINGS

Each Indenture contains provisions permitting the Company and the Trustee thereunder, with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series issued under such Indenture and affected by a modification or amendment, to modify or amend any of the provisions of such Indenture or of the Debt Securities of such series or the rights of the holders of the Debt Securities of such series under such Indenture, provided that no such modification or amendment shall, among other things, (i) change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on any Debt Securities issued under such Indenture or reduce the principal amount thereof or any redemption premium thereon, or reduce the rate of interest thereon, or reduce the amount of principal of any Original Issue Discount Securities that would be due and payable upon an acceleration of the maturity thereof, or change any place where, or the Currency in which, any Debt Securities issued under such Indenture are payable, or impair the holder's right to institute suit to enforce the payment of any such Debt Securities on or after the stated maturity thereof (as the same may be extended in accordance with the terms of such Debt Securities), or make any change that adversely affects the right, if any, to convert or exchange such Debt Securities for other securities in accordance with their terms, or (ii) reduce the aforesaid percentage of Debt Securities of any series issued under such Indenture, the consent of the holders of which is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of such Indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such Debt Securities or (iii) solely in the case of a series of Subordinated Debt Securities, modify any of the subordination provisions applicable thereto or the definition of Senior Indebtedness applicable thereto in a manner adverse to the holders of such Subordinated Debt Securities, without in each such case obtaining the consent of the holder of each outstanding Debt Security issued under such Indenture so affected.

If a Trust or the Property Trustee of such Trust holds a series of Subordinated Debt Securities, no such amendment, modification or waiver which requires ap-proval of holders of a certain percentage in principal amount of the outstand-ing Subordinated Debt Securities of such series shall be effective as to such series of Subordinated Debt Securities, without the approval of the holders of at least the same percentage of aggregate liquidation amount of outstanding Trust Securities of such Trust.

Each Indenture also contains provisions permitting the Company and the relevant Trustee, without the consent of the holders of any Debt Securities issued thereunder, to modify or amend such Indenture in order to, among other things,
(a) add to the Events of Default or the covenants of the Company for the benefit of the holders of all or any series of Debt Securities issued under such Indenture; (b) to add or change any provisions of such Indenture to facilitate the issuance of Bearer Securities; (c) to establish the form or terms of Debt Securities of any series and any related coupons; (d) to cure any ambiguity or correct or supplement any provision therein which may be defective or inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under such Indenture which shall not adversely affect the interests of the holders of any series of Debt Securities issued thereunder in any material respect; or (e) to amend or supplement any provision contained in such Indenture, provided that such amendment or supplement does not apply to any outstanding Debt Securities issued prior to the date of such amendment or supplement and entitled to the benefits of such provision.

The holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive compliance by the Company with certain restrictive provisions of the relevant Indenture, including the covenant described above under "Certain Covenants of the Company -- Covenant Applicable to Senior Debt Securities -- Limitation on Liens" (which covenant is applicable only to Senior Debt Securities). The Holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may, on behalf of all holders of Debt Securities of that series, waive any past default under the applicable Indenture with respect to Debt Securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any Debt Securities of such series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding Debt Securities of such series affected.

Each Indenture contains provisions for convening meetings of the holders of Debt Securities of a series issued thereunder. A meeting may be called at any time by the relevant Trustee, and also, upon request, by the Company or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given in accordance with the provisions of such Indenture. Except for any consent which must be given by the holder of each outstanding Debt Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the relevant Indenture will be binding on all holders of Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series, subject to certain exceptions.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

Upon the direction of the Company, either Indenture shall cease to be of further effect with respect to any series of Debt Securities issued thereunder specified by the Company (subject to the survival of certain provisions thereof, including the obligation to pay Additional Amounts to the extent described below) when (i) either (A) all outstanding Debt Securities of such series and, in the case of Bearer Securities, all coupons appertaining thereto, have been delivered to the relevant Trustee for cancellation (subject to certain exceptions) or (B) all Debt Securities of such series and, if applicable, any coupons appertaining thereto, have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and the Company has deposited with the Trustee, in trust, funds in U.S. dollars or in such Foreign Currency in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest, if any, (and, to the extent that (x) the Debt Securities of such series provide for the payment of Additional Amounts upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such Debt Securities and (y) the amount of any such Additional Amounts is at the time of deposit reasonably determinable by the Company (in the exercise of its sole discretion), any such Additional Amounts) to the date of such deposit (if such Debt Securities have become due and payable) or to the Maturity thereof, as the case may be, (ii) the Company has paid all other sums payable under the Indenture with respect to the Debt Securities of such series, and (iii) certain other conditions are met. If the Debt Securities of any such series provide for the payment of Additional Amounts, the Company will remain obligated, following such deposit, to pay Additional Amounts on such Debt Securities to the extent that the amount thereof exceeds the amount deposited in respect of such Additional Amounts as aforesaid.

Unless otherwise provided in the applicable Prospectus Supplement, the Company may elect with respect to any series of Debt Securities either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for, among other things, the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such Debt Securities to the extent that the amount thereof exceeds the amount deposited in respect of such Additional Amounts as provided below, and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities, to hold moneys for payment in trust, and, if applicable, to exchange or convert such Debt Securities into other securities in accordance with their terms) ("defeasance"), or (b) to be released from its obligations with respect to such Debt Securities described above under "-- Certain Covenants of the Company -- Covenant Applicable to Senior Debt Securities -- Limitation on Liens" (which covenant is applicable only to Senior Debt Securities) and certain other restrictive covenants, if any, in the relevant Indenture and, if indicated in the applicable Prospectus Supplement, its obligations with respect to any other covenant applicable to the Debt Securities of such series, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to the Debt Securities of such series ("covenant defeasance"), in either case upon the irrevocable deposit with the relevant Trustee (or other qualifying trustee), in trust for such purpose, of an amount, in U.S. dollars or in such Foreign Currency in which such Debt Securities are payable at Stated Maturity or, if applicable, upon redemption, and/or Government Obligations (as defined in the relevant Indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the Debt Securities of such series provide for the payment of Additional Amounts and (y) the amount of any such Additional Amounts is at the time of deposit reasonably determinable by the Company (in the exercise of its sole discretion), any such Additional Amounts with respect to) such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor or the applicable redemption date, as the case may be.

Such defeasance or covenant defeasance shall only be effective if, among other things, (i) it shall not result in a breach or violation of, or constitute a default under, the relevant Indenture or any other material agreement relating to indebtedness for borrowed money to which the Company is a party or is bound,
(ii) the Company has delivered to the relevant Trustee an opinion of counsel (as specified in the relevant Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred and (iii) if the cash and Government Obligations deposited are sufficient to pay the outstanding Debt Securities of such series provided such Debt Securities are redeemed on a particular redemption date, the Company shall have given the applicable Trustee irrevocable instructions to redeem such Debt Securities on such date. It shall also be a condition to the effectiveness of such defeasance or covenant defeasance that no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to Debt Securities of such series shall have occurred and been continuing on the date of such deposit into trust and, solely in the case of defeasance, no Event of Default described in clause (vi) of the first paragraph under "--Events of Default" above shall have occurred and be continuing during the period ending on the 91st day after the date of, such deposit into trust.

Unless otherwise provided in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a Currency other than that in which such deposit has been made in respect of such Debt Security, or (b) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Debt Security as such Debt Security becomes due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the Currency in which such Debt Security becomes payable as a result of such election or such Conversion Event based on (x) in the case of payments made pursuant to clause (a) above, the applicable market exchange rate for such Foreign Currency in effect on the second business day prior to such payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

"Conversion Event" means the cessation of use of (i) a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Union or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established.

In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenant described above under "-- Certain Covenants of the Company -- Covenant Applicable to Senior Debt Securities -- Limitation on Liens" (which covenant is applicable only to Senior Debt Securities and which would no longer be applicable to such Debt Securities after such covenant defeasance) or with respect to any other covenant as to which there has been covenant defeasance, the amount of monies and/or Government Obligations deposited with the applicable Trustee to effect such covenant defeasance may not be sufficient to pay amounts due on such Debt Securities at the time of any acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

The applicable Prospectus Supplement may further describe the provisions, if any, permitting or restricting such defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

GOVERNING LAW

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEES

The Trust Indenture Act of 1939 contains limitations on the rights of a trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each Trustee is permitted to engage in other transactions with the Company and its subsidiaries from time to time, provided that if such Trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default under the relevant Indenture, or else resign.


                         DESCRIPTION OF PREFERRED STOCK

The Company may issue shares of its Preferred Stock, in one or more series, either separately, or together with, or upon the conversion of or in exchange for, other Securities. The summary of certain provisions of the Preferred Stock set forth below and the summary of certain terms of a particular series of Preferred Stock set forth in the applicable Prospectus Supplement do not purport to be complete and are subject to and qualified in their entirety by reference to all of the provisions of the Company's certificate of incorporation, as amended (the "Amended Certificate of Incorporation"), and the Company's By-laws, which have been filed or incorporated by reference as exhibits to the Registration Statement, and the form of certificate of designations relating to such series of Preferred Stock which will be filed as an exhibit to or incorporated by reference in the Registration Statement, all of which are incorporated herein by reference.

The following description of Preferred Stock sets forth certain general terms and provisions of the series of Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of any particular series of Preferred Stock, including Preferred Stock to be represented by Depositary Shares, will be described in the applicable Prospectus Supplement. To the extent that any particular terms of any Preferred Stock described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.

GENERAL

Under the Amended Certificate of Incorporation, the Company is authorized to issue up to 5,000,000 shares of Preferred Stock, without par value, which may be issued from time to time in one or more series. Subject to limitations prescribed by Delaware law and the Amended Certificate of Incorporation, the Board of Directors is authorized to fix the number of shares constituting each series of Preferred Stock and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking fund and purchase fund provisions), redemption prices and dissolution preferences.

The Company has issued and outstanding shares of its Series B Cumulative Convertible Preferred Stock, no par value (the "Series B Preferred Stock"). Unless otherwise provided in the applicable Prospectus Supplement, any Offered Preferred Stock will rank, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up of the Company, junior to the Series B Preferred Stock. See "-- Ranking" and "-- Dividend, Repurchase and Redemption Restrictions" below and "Description of Capital Stock."

Reference is made to the applicable Prospectus Supplement relating to the series of Preferred Stock offered thereby (the "Offered Preferred Stock") for specific terms, including (where applicable): (1) the title of such Offered Preferred Stock; (2) the number of shares of such Offered Preferred Stock offered, the liquidation preference per share and the initial public offering price of such Offered Preferred Stock; (3) the dividend rate or method of calculation thereof and the dividend payment dates or periods; (4) the date from which dividends on such Offered Preferred Stock shall accrue and whether dividends on such Offered Preferred Stock will be cumulative; (5) the procedures for any auction or remarketing, if any, of such Offered Preferred Stock; (6) the provisions for a sinking fund, if any, for such Offered Preferred Stock; (7) the provisions for redemption or repurchase, if applicable, of such Offered Preferred Stock; (8) any listing of such Offered Preferred Stock on any securities exchange; (9) the terms and conditions, if any, upon which such Offered Preferred Stock will be convertible into or exchangeable for other Securities; (10) whether interests in such Offered Preferred Stock will be represented by Depositary Shares; (11) the preferences of such Offered Preferred Stock as to dividends and upon liquidation, dissolution or winding up of the Company; and (12) any other specific terms of such Offered Preferred Stock.

RANKING

Unless otherwise specified in the applicable Prospectus Supplement, any series of Offered Preferred Stock offered thereby will rank, with respect to both the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, (i) junior to the Series B Preferred Stock, (ii) senior to the Common Stock, and (iii) on a parity with shares of any other outstanding series of Offered Preferred Stock.

DIVIDEND, REPURCHASE AND REDEMPTION RESTRICTIONS

As described under "Description of Capital Stock -- Preferred Stock--Series B Preferred Stock," and unless otherwise described in the applicable Prospectus Supplement, the Company will be prohibited (subject to certain limited exceptions) from paying dividends on, and from redeeming or otherwise purchasing, any shares of Offered Preferred Stock if the Company has not paid full cumulative dividends on the Series B Preferred Stock. In addition, certain of the Company's debt instruments contain restrictive covenants that could limit the amount of dividends payable by the Company or the redemption or repurchase of capital stock by the Company. In the event of a deterioration in the financial condition or results of operations of the Company, such covenants could limit or prohibit the payment of dividends on, or the repurchase or redemption of, Offered Preferred Stock. Likewise, the Company and the Existing Trust have the right, subject to certain conditions, to defer quarterly cash distributions on the Existing Trust's outstanding Convertible Trust Securities, in which case the Company would be prohibited, subject to certain limited exceptions, from paying dividends on or acquiring its capital stock (including Offered Preferred Stock). In addition, the Company is a holding company substantially all of whose consolidated assets are held by its subsidiaries, and the cash flow of the Company and the consequent ability to pay dividends on and to redeem or repurchase its securities, including, Offered Preferred Stock, are dependent upon the results of operations of such subsidiaries and the distribution of funds by such subsidiaries to the Company. See "Risk Factors -- Provisions of Certain Indebtedness" and "Risk Factors -- Holding Company Structure."

DIVIDENDS

Subject to the preferential rights of holders of the Series B Preferred Stock and any other capital stock of the Company ranking prior to any series of the Offered Preferred Stock as to dividends, holders of shares of such Offered Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available therefor, dividends at such rates and on such dates as will be set forth in, or as are determined by the method described in, the applicable Prospectus Supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the stock transfer books of the Company on such record dates as shall be fixed by the Board of Directors of the Company. Dividends may be paid in the form of cash, Preferred Stock (of the same or a different series), or other securities or property, in each case as specified in the applicable Prospectus Supplement.

Dividends on any series of the Offered Preferred Stock may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of the Offered Preferred Stock for which dividends are non-cumulative, then the holders of such series of the Offered Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

No full dividends will be declared or paid or set aside for payment on any Preferred Stock of the Company ranking, as to dividends, on a parity with or junior to any outstanding series of Offered Preferred Stock for any period unless full dividends on such series of Offered Preferred Stock for all past dividend periods (including accumulated dividends on any such series of Offered Preferred Stock on which dividends are cumulative) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set aside for payment. When dividends are not paid in full on any series of Offered Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with such series of Offered Preferred Stock, all dividends declared or paid upon shares of Offered Preferred Stock of such series and any other Preferred Stock ranking on a parity as to dividends with the Offered Preferred Stock of such series shall be declared and paid pro rata so that the amount of dividends declared and paid per share on the Offered Preferred Stock of such series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share (which in the case of non-cumulative Preferred Stock shall not include any accumulation in respect of unpaid dividends for prior dividend periods) on shares of such series of Offered Preferred stock and such other Preferred Stock bear to each other. Except as provided in the preceding sentence, unless full dividends on all outstanding shares of any series of Offered Preferred Stock for all past dividend periods (including accumulated dividends on any such series on which dividends are cumulative) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set aside for payment, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or any other stock of the Company ranking junior to the Offered Preferred Stock of such series as to dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Company) shall be declared or paid or set aside for payment or any other distribution declared or made upon the Common Stock or any other stock of the Company ranking junior to or on a parity with the Offered Preferred Stock of such series as to dividends or distribution of assets upon liquidation, dissolution or winding up of the Company, nor may any Common Stock or any other stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or distribution of assets upon liquidation, dissolution or winding up of the Company be redeemed, purchased or otherwise acquired for any consideration (and no moneys shall be paid to or made available for a sinking fund for the redemption of any shares of any such junior of parity stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to the Offered Preferred Stock of such series as to dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Company).

Holders of shares of any series of Offered Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, in excess of full cumulative (if applicable) dividends on such series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend or payments which may be in arrears.

The Company will be prohibited from paying dividends on Offered Preferred Stock of any series in the event of a dividend arrearage on the Series B Preferred Stock and may be prohibited from paying dividends on Offered Preferred Stock of any series as a result of certain other dividend restrictions. See "-- Dividend, Repurchase and Redemption Restrictions" above and "Description of Capital Stock -- Preferred Stock -- Series B Preferred Stock" below.

REDEMPTION AND REPURCHASE

The shares of Offered Preferred Stock of any series may be redeemable at the option of the Company, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by the Company at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable Prospectus Supplement. Offered Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued shares of Preferred Stock.

The Prospectus Supplement relating to a series of Offered Preferred Stock which is subject to mandatory redemption will specify the number of shares of such series which shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (including accumulated dividends on any such series on which dividends are cumulative) to the date fixed for redemption. The redemption price may be payable in cash, securities or other property, as specified in the Prospectus Supplement relating to such series of Offered Preferred Stock.

If fewer than all of the outstanding shares of any series of Offered Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata, by lot or by any other method deemed equitable by the Company.

In the event that full cumulative dividends on any series of Offered Preferred Stock (including accumulated dividends on any such series on which dividends are cumulative) have not been declared and paid or declared and a sum sufficient for the payment thereof set apart for payment, the Company shall not redeem, repurchase or otherwise acquire any shares of such series of Offered Preferred Stock except by conversion into or exchange for capital stock of the Company ranking junior to the Offered Preferred Stock of such series as to dividends and as to distributions upon liquidation, dissolution or winding up of the Company, or except pursuant to a purchase or exchange offer made on the same terms to all holders of such series of Offered Preferred Stock.

Notice of redemption shall be given by mailing the same to each record holder of the shares to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption thereof, to the respective addresses of such holders as the same shall appear in the stock registry of the Company. Each such notice shall state: (i) the redemption date; (ii) the number of shares and series of Offered Preferred Stock to be redeemed; (iii) the redemption price;
(iv) the place or places where certificates for such Offered Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and
(vi) the date upon which the holder's conversion rights as to such shares, if any, shall terminate. If fewer than all shares of any series of the Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares to be redeemed from such holder.

If a notice of redemption has been given, from and after the redemption date for the shares of Offered Preferred Stock called for redemption (unless the Company shall default in providing money for the payment of the redemption price of the shares so called for redemption plus, if applicable, accrued and unpaid dividends), dividends on the shares of Offered Preferred Stock so called for redemption shall cease to accrue and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Company shall cease, except the right to receive the redemption price plus, if applicable, accrued and unpaid dividends upon surrender of the certificates representing the shares to be so redeemed (properly endorsed or assigned for transfer, if the Company shall so require) in accordance with such notice. If fewer than all of the shares represented by any such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

The Company will be prohibited from redeeming or repurchasing Offered Preferred Stock of any series in the event of a dividend arrearage on the Series B Preferred Stock and may be prohibited from redeeming or repurchasing Offered Preferred Stock of any series as the result of certain other dividend restrictions. See "-- Dividend, Repurchase and Redemption Restrictions" above and "Description of Capital Stock" below.

LIQUIDATION PREFERENCE

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, and after payment of all amounts due upon liquidation, dissolution or winding up to holders of the Series B Preferred Stock and any other capital stock of the Company ranking prior to the Offered Preferred Stock of any series as to the distribution of assets upon liquidation, dissolution or winding up, and subject to the rights of holders of any capital stock of the Company ranking on a parity with the shares of Offered Preferred Stock of such series as to distribution of assets upon liquidation, dissolution or winding up of the Company, the holders of shares of Offered Preferred Stock of such series shall be entitled to receive, out of assets of the Company legally available therefor and before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of capital stock of the Company ranking junior to the Offered Preferred Stock of such series as to distribution of assets upon liquidation, dissolution or winding up of the Company, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable Prospectus Supplement, plus accrued and unpaid dividends (including accumulated dividends if dividends on such series of Offered Preferred Stock are cumulative). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Offered Preferred Stock of such series will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Offered Preferred Stock of any series and the corresponding amounts payable on all shares of other capital stock of the Company ranking on a parity with the Offered Preferred Stock of such series in the distribution of assets upon liquidation, dissolution or winding up, the holders of the Offered Preferred Stock of such series and of such other capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

For such purposes, the consolidation or merger of the Company with or into any other person, or the sale, lease, transfer or conveyance of all or substantially all or any portion of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

VOTING RIGHTS

Holders of Offered Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement. In the event that the Company issues a series of Offered Preferred Stock with voting rights or the Offered Preferred Stock of any series is entitled pursuant to applicable law to vote on any matter, then, unless otherwise specified in the Prospectus Supplement relating to such series, each share of such series will be entitled to one vote on matters on which holders of such shares are entitled to vote. However, as more fully described under "Description of Depositary Shares," if the Company elects to provide for the issuance of Depositary Shares representing fractional interests in shares of any such series of Offered Preferred Stock, the holder of any such Depositary Share will, in effect and subject to certain limitations and conditions, be entitled to such fraction of a vote, rather than a full vote. In the case of any series of Offered Preferred Stock having one vote per share on matters on which holders of such series are entitled to vote, the voting power of such series on matters on which holders of such series and holders of any other series of Preferred Stock or other capital stock of the Company are entitled to vote as a single class will depend on the number of shares in such series, not the aggregate stated value, liquidation preference or initial offering price of the shares of such series.

So long as any shares of Offered Preferred Stock remain outstanding, and except as otherwise set forth in the applicable Prospectus Supplement or except as otherwise required by applicable law, the Company will not, without the affirmative vote or consent of the holders of at least a majority of the shares of any affected series of Offered Preferred Stock outstanding at the time (voting separately as a single class with all other affected series of Preferred Stock ranking on a parity with the Offered Preferred Stock of such series either as to dividends or as to distribution of assets upon liquidation, dissolution or winding up of the Company and upon which like voting rights have been conferred and are then exercisable), given in person or by proxy, either in writing or at a meeting, (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to such affected series of Offered Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Company into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Amended Certificate of Incorporation (including the certificate of designations for such affected series of Offered Preferred Stock) so as to materially and adversely affect any right, preference or privilege of such affected series of Offered Preferred Stock; provided, however, that neither (a) any increase in the number of authorized shares of Common Stock or Preferred Stock or in the number of authorized shares of any other class of capital stock of the Company, nor (b) the creation or authorization of any class of capital stock of the Company which provides that the relative preferences of the shares of such class (or any series thereof) shall be established from time to time by the Board of Directors of the Company, nor (c) the authorization, creation or issuance of shares of any class or series of capital stock of the Company (including, without limitation, any other series of Preferred Stock) ranking, in each case described in this clause (c), on a parity with or junior to the Preferred Stock of such affected series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up shall be deemed to materially and adversely affect such rights, preferences or privileges.

None of the foregoing voting provisions will apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected or occur, all outstanding shares of the relevant series of Offered Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Under Delaware law, notwithstanding anything to the contrary set forth above, holders of all outstanding shares of Preferred Stock will be entitled to vote as a class upon a proposed amendment to the Amended Certificate of Incorporation if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or rights of the shares of such class so as to affect them adversely. However, if any such proposed amendment would change the powers, preferences or rights of one or more series of Preferred Stock so as to affect them adversely, but shall not affect all series of Preferred Stock, then only the shares of the series so affected shall be considered a separate class for such purposes. Any such amendment requires the vote of a majority of the shares entitled to vote thereon, voting as a class.

CONVERSION AND EXCHANGE RIGHTS

The terms, if any, upon which shares of any series of Preferred Stock are convertible into or exchangeable for the Common Stock, another series of Preferred Stock or other Securities will be set forth in the applicable Prospectus Supplement relating thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at the option of the Company.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the shares of Preferred Stock will be named in the applicable Prospectus Supplement.

                        DESCRIPTION OF DEPOSITARY SHARES

The Company may offer Depositary Shares (either separately or together with other Securities) representing fractional interests in shares of Preferred Stock of any series. In connection with the issuance of any Depositary Shares, the Company will enter into a deposit agreement (a "Deposit Agreement") with a bank or trust company, as depositary (the "Preferred Stock Depositary"), which will be named in the applicable Prospectus Supplement. Depositary Shares will be evidenced by depositary receipts (the "Depositary Receipts") issued pursuant to the related Deposit Agreement. The summary of certain provisions of the Depositary Shares and the Deposit Agreement set forth below and the summary of certain terms of a particular issue of Depositary Shares and the related Deposit Agreement set forth in the applicable Prospectus Supplement do not purport to be complete and are subject to and qualified in their entirety by reference to all the provisions of the form of Deposit Agreement, together with the form of related Depositary Receipt which has been or will be filed as an exhibit to or incorporated by reference in the Registration Statement, all of which are incorporated herein by reference.

The following description of Depositary Shares sets forth certain general terms and provisions of the Depositary Shares and the related Deposit Agreement to which any Prospectus Supplement may relate. Certain other terms of any such Depositary Shares and the related Deposit Agreement will be described in the applicable Prospectus Supplement. To the extent that any particular terms of the Depositary Shares or the related Deposit Agreement described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.

GENERAL

The Company may provide for the issuance by the Preferred Stock Depositary of Depositary Receipts evidencing the related Depositary Shares, each of which Depositary Shares in turn will represent a fractional interest (which will be specified in the applicable Prospectus Supplement) in one share of a series of Preferred Stock. Shares of Preferred Stock of any series represented by Depositary Shares will be deposited under a separate Deposit Agreement. Subject to the terms of the Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fraction of a share of Preferred Stock represented by the related Depositary Share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the Preferred Stock represented thereby (including, if applicable and subject to certain matters discussed below, dividend, voting, conversion, exchange, redemption and liquidation rights).

Depositary Shares may be issued in respect of shares of the Preferred Stock of any series. Immediately following the issuance of any such shares of Preferred Stock by the Company, the Company will deposit such shares of Preferred Stock with the relevant Preferred Stock Depositary and will cause the Preferred Stock Depositary to issue, on behalf of the Company, the related Depositary Receipts.

Reference is made to the applicable Prospectus Supplement relating to the Depositary Shares offered thereby for specific terms, including (where applicable): (1) the terms of the series of Preferred Stock deposited by the Company under the related Deposit Agreement; (2) the number of such Depositary Shares and the fraction of one share of such Preferred Stock represented by one such Depositary Share; (3) whether such Depositary Shares will be listed on any securities exchange; (4) whether such Depositary Shares will be sold with any other Securities and, if so, the amount and terms thereof; and (5) any other specific terms of such Depositary Shares and the related Deposit Agreement.

Depositary Receipts may be surrendered for transfer or exchange for new Depositary Receipts of different authorized denominations at any office or agency of the relevant Preferred Stock Depositary maintained for such purpose, subject to the terms of the related Deposit Agreement. Unless otherwise specified in the applicable Prospectus Supplement, Depositary Receipts will be issued in denominations evidencing any whole number of Depositary Shares. No service charge will be made for any permitted transfer or exchange of Depositary Receipts, but the Company or the Preferred Stock Depositary may require payment of any tax or other governmental charge payable in connection therewith.

DIVIDENDS AND OTHER DISTRIBUTIONS

The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the related Preferred Stock to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Receipts owned by such holders on the relevant record date. The Preferred Stock Depositary will distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the Preferred Stock Depositary for distribution to the record holders of Depositary Receipts.

In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto in proportion, insofar as possible, to the number of Depositary Receipts owned by such holders on the relevant record date, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including sale (public or private) of such property and distribution of the net proceeds from such sale to such holders.

The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the related series of Preferred Stock will be made available to holders of Depositary Receipts.

The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by the Company or the Preferred Stock Depositary on the account of taxes.

WITHDRAWAL OF PREFERRED STOCK

Upon surrender of the Depositary Receipts at an office or agency of the Preferred Stock Depositary maintained for such purpose (unless the related shares of Preferred Stock have previously been called for redemption), the holder thereof will be entitled to delivery, at such office or agency, to or upon such holder's order, of the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. Shares of Preferred Stock so withdrawn, however, may not be redeposited. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of whole shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

REDEMPTION AND REPURCHASE OF PREFERRED STOCK

If a series of Preferred Stock represented by Depositary Shares is subject to redemption at the option of the Company, then, whenever the Company redeems shares of Preferred Stock of such series held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of the Preferred Stock so redeemed, provided the Company shall have paid in full to the Preferred Stock Depositary the redemption price of the Preferred Stock to be redeemed plus any other amounts or property payable with respect to the Preferred Stock to be redeemed. The redemption price per Depositary Share will be equal to the redemption price and any other amounts or property per share payable with respect to the Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one such Depositary Share. If less than all of the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by the

Preferred Stock Depositary by lot or pro rata or other equitable method, in each case as may be determined by the Company. If the Depositary Shares evidenced by a Depositary Receipt are to be redeemed in part only, one or more new Depositary Receipts will be issued for any Depositary Shares not so redeemed.

After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any monies payable upon such redemption and any money or other property to which the holders of such Depositary Receipts were entitled upon such redemption upon surrender of such Depositary Receipts to the Preferred Stock Depositary.

Depositary Shares, as such, are not subject to repurchase by the Company at the option of the holders. Nevertheless, if the Preferred Stock represented by Depositary Shares is subject to repurchase of the option of the holders, the related Depositary Receipts may be surrendered by the holders thereof to the Preferred Stock Depositary with written instructions to the Preferred Stock Depositary to instruct the Company to repurchase the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts at the applicable repurchase price specified in the related Prospectus Supplement. The Company, upon receipt of such instructions and subject to the Company having funds legally available therefor, will repurchase the requisite whole number of shares of such Preferred Stock from the Preferred Stock Depositary, who in turn will repurchase such Depositary Receipts. Notwithstanding the foregoing, holders shall only be entitled to request the repurchase of Depositary Shares representing one or more whole shares of the related Preferred Stock. The repurchase price per Depositary Share will be equal to the repurchase price and any other amounts per share payable with respect to the Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one Depositary Share. If the Depositary Shares evidenced by a Depositary Receipt are to be repurchased in part only, one or more new Depositary Receipts will be issued for any Depositary Shares not to be repurchased.

VOTING THE PREFERRED STOCK

Upon receipt of notice of any meeting at which the holders of the Preferred Stock of any series represented by Depositary Shares are entitled to vote, the relevant Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the related Depositary Receipts. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting shares of Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing the Depositary Shares representing such Preferred Stock.

CONVERSION AND EXCHANGE OF PREFERRED STOCK

If the Preferred Stock represented by Depositary Shares is exchangeable at the option of the Company for other Securities, then, whenever the Company exercises its option to exchange all or a portion of such shares of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will exchange as of the same exchange date a number of such Depositary Shares representing the shares of the Preferred Stock so exchanged, provided the Company shall have issued and deposited with the Preferred Stock Depositary the Securities for which such shares of Preferred Stock are to be exchanged. The exchange rate per Depositary Share shall be equal to the exchange rate per share of Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one Depositary Share. If less than all of the Depositary Shares are to be exchanged, the Depositary Shares to be exchanged will be selected by the Preferred Stock Depositary by lot or pro rata or other equitable method, in each case as may be determined by the Company. If the Depositary Shares evidenced by a Depositary Receipt are to be exchanged in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be exchanged.

Depositary Shares, as such, are not convertible or exchangeable at the option of the holders into other Securities or property. Nevertheless, if the Preferred Stock represented by Depositary Shares is convertible into or exchangeable for other Securities at the option of the holders, the related Depositary Receipts may be surrendered by holders thereof to the Preferred Stock Depositary with written instructions to the Preferred Stock Depositary to instruct the Company to cause conversion or exchange, as the case may be, of the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts into a whole number of shares of Common Stock or Preferred Stock, a whole number of Common Stock Warrants, or Debt Securities in authorized denominations, as specified in the related Prospectus Supplement. The Company, upon receipt of such instructions and any amounts payable in respect thereof, will cause the conversion or exchange, as the case may be, and will deliver to the holders such number of whole shares of Common Stock or Preferred Stock, a whole number of Common Stock Warrants, or a principal amount of Debt Securities in authorized denominations (and cash in lieu of any fractional Security). The exchange or conversion rate per Depositary Share shall be equal to the exchange or conversion rate per share of Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one Depositary Share. If the Depositary Shares evidenced by a Depositary Receipt are to be converted or exchanged in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted or exchanged.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

The Depositary Receipts evidencing Depositary Shares and any provision of the related Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts issued under any Deposit Agreement will not be effective unless such amendment has been approved by the holders of at least a majority of such Depositary Receipts then outstanding (or such greater proportion as may be required by the rules of any securities exchange on which the related Depositary Shares may be listed). In no event may any such amendment impair the right of any holder of Depositary Receipts, subject to the conditions specified in the Deposit Agreement, to receive the related Preferred Stock upon surrender of such Depositary Receipts as described above under "--Withdrawal of Preferred Stock."

The Deposit Agreement may be terminated by the Company upon not less than 60 days' notice to the Preferred Stock Depositary. In any such case, the Preferred Stock Depositary shall deliver or make available to each holder of the related Depositary Receipts, upon surrender of such Depositary Receipts, such number of whole shares of the related series of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts, together with cash in lieu of any fractional shares (to the extent the Company has deposited such cash with the Preferred Stock Depositary). The Deposit Agreement will automatically terminate if all of the shares of Preferred Stock deposited thereunder shall have been withdrawn, redeemed, converted or exchanged or if there shall have been a final distribution in respect of such Preferred Stock in connection with any liquidation, dissolution or winding up of the Company.

CHARGES OF PREFERRED STOCK DEPOSITARY

The Company will pay the fees and expenses of the Preferred Stock Depositary in connection with the performance of its duties under the Deposit Agreement, and will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. Holders of Depositary Receipts will be required to pay all other transfer and other taxes and governmental charges (including taxes and other governmental charges in connection with the transfer, exchange, surrender or conversion of Depositary Receipts) and such other charges as are expressly provided in the Deposit Agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

The Preferred Stock Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary.

MISCELLANEOUS

The Preferred Stock Depositary will forward to holders of Depositary Receipts any reports and communications from the Company which are received by the Preferred Stock Depositary with respect to the related Preferred Stock.

Neither the Preferred Stock Depositary nor the Company will be liable if either is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Stock Depositary under the Deposit Agreement will be limited to performing their duties thereunder without gross negligence or willful misconduct, and the Company and the Preferred Stock Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or any related shares of Preferred Stock or Depositary Receipts unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary may rely on advice of counsel, accountants or other advisors, and information provided by persons presenting shares of Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be authorized or competent and on documents believed to be genuine.

In the event that the Preferred Stock Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Company, on the other hand, the Preferred Stock Depositary shall be entitled to act on such claims, requests or instructions received from the Company.

                          DESCRIPTION OF COMMON STOCK

The Company may issue (either separately or together with other Securities) shares of its Common Stock. Under its Amended Certificate of Incorporation, the Company is authorized to issue up to 100,000,000 shares of Common Stock. Reference is made to the applicable Prospectus Supplement relating to Common Stock offered thereby for the terms relevant thereto, including the number of shares offered and the initial public offering price. For a summary of certain terms of the Common Stock, see "Description of Capital Stock" below.

                     DESCRIPTION OF COMMON STOCK WARRANTS

The Company may issue (either separately or together with other Securities) warrants for the purchase of Common Stock ("Common Stock Warrants"). The Common Stock Warrants are to be issued under warrant agreements (each a "Common Stock Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent ("Common Stock Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Common Stock Warrants. The form of Common Stock Warrant Agreement, including the form of certificates representing the Common Stock Warrants ("Common Stock Warrant Certificates"), that will be entered into with respect to a particular offering of Common Stock Warrants has been or will be filed as an exhibit to or incorporated by reference in the Registration Statement. The following summary of certain provisions of the Common Stock Warrant Agreement and the Common Stock Warrants and the summary of certain terms of the particular Common Stock Warrant Agreement and Common Stock Warrants set forth in the applicable Prospectus Supplement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the particular Common Stock Warrant Agreement and the related Common Stock Warrant Certificates, all of which are incorporated herein by reference.

The following description of the Common Stock Warrants sets forth certain general terms and provisions of the Common Stock Warrants and the related Common Stock Warrant Agreement to which any Prospectus Supplement may relate. Certain other terms of any Common Stock Warrants and the related Common Stock Warrant Agreement will be described in the applicable Prospectus Supplement. To the extent that any particular terms of the Common Stock Warrants or the related Common Stock Warrant Agreement described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.

GENERAL

Reference is made to the applicable Prospectus Supplement for the terms of the Common Stock Warrants offered thereby, including (where applicable): (1) the title and aggregate number of such Common Stock Warrants; (2) the number of shares of Common Stock that may be purchased upon exercise of each such Common Stock Warrant; the price, or the manner of determining the price, at which such shares may be purchased upon such exercise; if other than cash, the property and manner in which the exercise price may be paid; and any minimum number of such Common Stock Warrants that are exercisable at any one time; (3) the time or times at which, or period or periods during which, such Common Stock Warrants may be exercised and the expiration date of such Common Stock Warrants; (4) the terms of any right of the Company to redeem such Common Stock Warrants; (5) the terms of any right of the Company to accelerate the exercise of such Common Stock Warrants upon the occurrence of certain events;
(6) whether such Common Stock Warrants will be sold with any other Securities, and the date, if any, on and after which such Common Stock Warrants and any such other Securities will be separately transferable; and (7) any other terms of such Common Stock Warrants.

Common Stock Warrant Certificates may be surrendered for transfer or exchange for new Common Stock Warrant Certificates of authorized denominations at any office or agency of the relevant Common Stock Warrant Agent maintained for such purpose, subject to the terms of the related Common Stock Warrant Agreement. Unless otherwise specified in the applicable Prospectus Supplement, Common Stock Warrant Certificates will be issued in denominations evidencing any whole number of Common

Stock Warrants. No service charge will be made for any permitted transfer or exchange of Common Stock Warrant Certificates, but the Company or the Common Stock Warrant Agent may require payment of any tax or other governmental charge payable in connection therewith.

EXERCISE OF WARRANTS

Each Common Stock Warrant will entitle the holder to purchase such number of shares of Common Stock at such exercise price as shall in each case be set forth in, or be determinable from, the Prospectus Supplement relating to such Common Stock Warrants, by payment of such exercise price in the Currency and in the manner specified in the Prospectus Supplement. Common Stock Warrants may be exercised at any time up to the date and time specified in the applicable Prospectus Supplement for the expiration thereof. After the specified expiration time on the specified date of expiration, unexercised Common Stock Warrants will become void.

Upon receipt at an office or agency indicated in the applicable Prospectus Supplement of (i) payment of the exercise price and (ii) the Common Stock Warrant Certificate properly completed and duly executed, the Company will, as soon as practicable, forward a certificate or certificates representing the whole number of shares of Common Stock purchasable upon such exercise. Unless otherwise indicated in the applicable Prospectus Supplement, fractional shares of Common Stock will not be issued upon the exercise of Warrants and, in lieu thereof, the Company will make a cash payment in an amount determined as provided in the applicable Prospectus Supplement. If less than all of the Common Stock Warrants represented by such Common Stock Warrant Certificate are exercised, a new Common Stock Warrant Certificate will be issued for the remaining number of Common Stock Warrants. The holder of a Common Stock Warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of the Common Stock purchased upon such exercise.

MODIFICATIONS

Any Common Stock Warrant Agreement and the terms of the related Common Stock Warrants may be modified or amended by the Company and the applicable Common Stock Warrant Agent, without the consent of any holder of the related Common Stock Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that the Company deems necessary or desirable and that will not materially and adversely affect the interests of the holders of the related Common Stock Warrants.

The Company and the applicable Common Stock Warrant Agent may also modify or amend the applicable Common Stock Warrant Agreement and the terms of the related Common Stock Warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised Common Stock Warrants affected thereby; provided that no such modification or amendment that accelerates the expiration date, increases the exercise price, or reduces the number of outstanding Common Stock Warrants the consent of whose holders is required for any such amendment or modification, may be made without the consent of each holder affected thereby.

NO RIGHTS AS STOCKHOLDERS

Holders of Common Stock Warrants are not entitled, by virtue of being such holders, to vote, consent or receive notice as stockholders of the Company in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or to exercise any other rights whatsoever as stockholders of the Company, or to receive any dividends or distributions, if any, on the Common Stock.

                          DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, par value $.625 per share, and (ii) 5,000,000 shares of Preferred Stock, no par value.

As of June 30, 1998, (i) 54,606,055 shares of Common Stock were issued and outstanding and an additional 6,948,075 shares of Common Stock were issued and held in the Company's treasury and (ii) 1,100,000 shares of the Company's Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") had been authorized and 859,400 such shares were outstanding.

The following summary of certain provisions of the Common Stock, Preferred Stock, Series B Preferred Stock, and the Company's Amended Certificate of Incorporation and By-laws does not purport to be complete and is qualified in its entirety by reference to the Amended Certificate of Incorporation (including the certificate of designations establishing the terms of the Series B Preferred Stock) and By-laws, copies of which have been incorporated by reference or filed as exhibits to the Registration Statement.

COMMON STOCK

The holders of Common Stock are entitled to one vote per share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided by the express provisions of any series of Preferred Stock of the Company, the holders of such shares will exclusively possess all voting power of the Company. In that regard, the holders of Series B Preferred Stock are entitled to vote with the Common Stock as a single class on all matters upon which the Common Stock is entitled to vote. See "-- Preferred Stock" below. There is no cumulative voting in the election of directors, and no holder of Common Stock is entitled as such, as a matter of right, to subscribe for or purchase any shares of Common Stock or Preferred Stock. Subject to the preferential rights of any outstanding series of Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends as may be declared from time to time by the Board of Directors from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment or provision for liabilities and amounts owing in respect of any outstanding Preferred Stock.

Certain of the Company's debt instruments contain restrictive covenants that could limit the amount of dividends payable by the Company or the redemption or repurchase of capital stock by the Company. In the event of a deterioration in the financial condition or results of operations of the Company, such covenants could limit or prohibit the payment of dividends on Common Stock. Likewise, the Company and the Existing Trust have the right, subject to certain conditions, to defer quarterly cash distributions on the Existing Trust's outstanding Convertible Trust Securities, in which case the Company would be prohibited, subject to certain limited exceptions, from paying dividends on or acquiring its capital stock (including Common Stock). In addition, the Company is a holding company substantially all of whose consolidated assets are held by its subsidiaries, and the cash flow of the Company and the consequent ability to pay dividends on Common Stock are dependent upon the results of operations of such subsidiaries and the distribution of funds by such subsidiaries to the Company. See "Risk Factors -- Provisions of Certain Indebtedness" and "Risk Factors -- Holding Company Structure."

The transfer agent for the Common Stock is First Chicago Trust Company of New York.

PREFERRED STOCK

Preferred Stock may be issued from time to time in one or more series. Subject to limitations prescribed by Delaware law and the Amended Certificate of Incorporation, the Board of Directors is authorized to fix the number of shares constituting each series of Preferred Stock and the designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption prices and the dissolution preferences. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely, affect the voting power of the holders of Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of the Company and could have the effect of delaying or preventing a merger, tender offer or other attempted takeover of the Company. No Holder of Preferred Stock shall be entitled, as a matter of right, to subscribe for or purchase any shares of Preferred Stock or Common Stock.

Series B Preferred Stock

In 1989, the Board of Directors amended the Company's TASP. As part of this amendment, the Board designated a series of 1,100,000 preferred shares as Series B Preferred Stock. As of June 30, 1998, 859,400 shares of Series B Preferred Stock were issued and outstanding. The Series B Preferred Stock is convertible into Common Stock at the option of the holder. At June 30, 1998, the Series B Preferred Stock was convertible into Common Stock at the rate of
4.71 shares of Common Stock for each share of Series B Preferred Stock, subject to antidilution adjustments in certain circumstances (which include, but are not limited to, issuances of Common Stock at less than fair market value), subject to the matters described in the following paragraph.

As of June 30, 1998, all of the outstanding shares of Series B Preferred Stock were held for the benefit of the TASP participants by a trustee (the "TASP Trustee"). In the event of any transfer of Series B Preferred Stock to a person other than a trustee for an employee stock ownership or other employee benefit plan of the Company, the shares of Series B Preferred Stock so transferred shall be automatically converted into shares of Common Stock on the terms then in effect for such conversion. However, in the event that shares of Series B Preferred Stock are automatically converted upon transfer to a participant in an employee stock ownership plan of the Company in connection with the termination of the transferee's participation in the plan, each such share shall be converted into a number of shares of Common Stock which is the greater of (i) 4.71 shares of Common Stock (the conversion rate at June 30, 1998), subject to antidilution adjustments in certain circumstances, and (ii) the number of shares of Common Stock obtained by dividing $152.10 by the then fair market value (as defined) of a share of Common Stock.

Holders of the Series B Preferred Stock are entitled to vote with the Common Stock as a single class on all matters upon which the Common Stock is entitled to vote and each share of Series B Preferred Stock is entitled to a number of votes in such circumstances equal to the product of 1.3 times the number of shares of Common Stock into which each share of the Series B Preferred Stock is then convertible on the record date for such vote. The approval of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting separately as a class, is required for certain actions, including, without limitation, the authorization of any additional class of capital stock, or any increase in the authorized amount of any class of capital stock, ranking prior to or on parity with the Series B Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company, except an increase in the authorized amount of any class of stock ranking on a parity with the Series B Preferred Stock to be used for the purpose of transferring such stock to an employee stock ownership plan or other employee benefit plan of the Company or any subsidiary; any amendment to the Amended Certificate of Incorporation or any other certificate filed pursuant to law which would adversely affect any of the rights, powers or preferences of the Series B Preferred Stock; or any consolidation, merger, sale or other transfer of more than 50% of the "assets" or "earning power" (as defined) of the Company which, in the determination of a majority of the Company's independent directors (as defined), can reasonably be expected to jeopardize the Company's financial ability to meet its dividend, redemption or liquidation payment obligations to the holders of the Series B Preferred Stock. The TASP Trustee is required to vote the allocated shares of Series B Preferred Stock based upon instructions from the TASP participants; unallocated shares are voted in proportion to the voting instructions received from the participants with allocated shares.

Each share of Series B Preferred Stock is entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends in the amount of $12.93 per annum, payable semi-annually. In the event that full cumulative dividends on the Series B Preferred Stock have not been declared and paid or set apart for payment when due, the Company shall not declare or pay or set apart for payment any dividends, or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of, any other class or series of stock of the Company ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Company, junior to the Series B Preferred Stock (including, without limitation, the Common Stock and the Preferred Stock offered hereby), until full cumulative dividends on the Series B Preferred Stock shall have been paid or declared and set apart for payment; provided that the foregoing shall not apply to (i) any dividend payable solely in shares of stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding up of the Company, junior to the Series B Preferred Stock, or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Company, junior to the Series B Preferred Stock either (A) pursuant to any existing or future employee or director benefit plan of the Company or any subsidiary, or (B) in exchange solely for shares of any other stock ranking as to dividends and as to distributions in the event of a liquidation, dissolution or winding up of the Company, junior to the Series B Preferred Stock. No dividend may be declared or paid on any shares of capital stock ranking on a parity with the Series B Preferred Stock as to dividends unless there are also declared and paid or set apart for payment on the Series B Preferred Stock dividends for all dividend payment periods ending on or before the dividend payment date for such parity stock, ratably in proportion to the respective amounts of dividends accrued and unpaid on the Series B Preferred Stock and such parity stock.

Upon liquidation, dissolution or winding up of the Company, the holders of the Series B Preferred Stock are entitled to receive out of assets legally available therefor and subject to the rights of any stock ranking senior to or on a parity with the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding up, an amount equal to $152.10 per share plus accrued and unpaid dividends, before any amount shall be paid or distributed to the holders of shares of capital stock ranking junior to the Series B Preferred Stock with respect to distributions upon liquidation, dissolution and winding up, including the Preferred Stock offered hereby and the Common Stock. If, upon any such liquidation, dissolution or winding up, amounts payable in respect of the Series B Preferred Stock and any other capital stock ranking as to such distribution on a parity with the Series B Preferred Stock are not paid in full, the holders of Series B Preferred Stock and such parity stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. Neither the merger or consolidation of the Company with or into any other corporation, nor the sale, transfer, exchange or lease of all or any portion of the assets of the Company, shall be deemed to be a dissolution, liquidation or winding up for the foregoing purposes.

The Series B Preferred Stock is redeemable, in whole or in part, at the Company's option at a redemption price of $155.98 per share if redeemed during the twelve months ending July 1, 1997, declining annually to $152.10 per share if redeemed after July 1, 1999, and the Company may also redeem the Series B Preferred Stock at any time at $152.10 under certain limited circumstances relating to federal income tax matters, plus in each case accrued and unpaid dividends to the date fixed for redemption. The Company, at its option, may make payment of the redemption price in cash or shares of Common Stock or a combination thereof. The Series B Preferred Stock is also subject to mandatory redemption for cash or, at the Company's option, for shares of Common Stock or a combination thereof, at a price of $152.10 per share, plus accrued and unpaid dividends to the date fixed for redemption, upon notice from the holder of the Series B Preferred Stock to the Company, if and to the extent necessary (i) for the holder of Series B Preferred Stock to make required distributions to, or to satisfy an investment election provided to, participants in an employee stock ownership plan of the Company for which it is holding the Series B Preferred Stock, or (ii) for such employee stock ownership plan to pay principal, interest or premium on its indebtedness.

Upon consummation of any consolidation, merger, reclassification or similar transaction involving the Company in which the outstanding Common Stock is by operation of law exchanged solely for or changed solely into stock of any successor or resulting company (including the Company) which stock constitutes "qualifying employer securities" (within the meaning of certain provisions of the Internal Revenue Code of 1986 and the Employee Retirement Income Security Act of 1974) with respect to a holder of Series B Preferred Stock, the Series B Preferred Stock shall become preferred stock of such successor or resulting company having, insofar as possible, the same terms as the Series B Preferred Stock and shall be convertible into the number and kind of "qualifying employer securities" receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction. Upon consummation or any consolidation, merger, reclassification or similar transaction involving the Company pursuant to which the outstanding Common Stock is by operation of law exchanged for or changed into other securities, cash or other property other than "qualifying employer securities," holders of shares of Series B Preferred Stock are entitled to receive the same securities, cash or other property receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction or, at the election of each holder of the Series B Preferred Stock, cash in an amount equal to the amount that would then be payable to such holder in respect of such Series B Preferred Stock upon liquidation of the Company.

The certificate of designations establishing the Series B Preferred Stock provides that it shall rank senior to the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the Company and, unless otherwise approved by holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, senior to all other series of Preferred Stock (including the Preferred Stock offered hereby) as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up.

SECTION 203 OF THE DELAWARE LAW

The Company is subject to Section 203 of the Delaware General Corporation Law (the "DGCL"). Generally, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (A) persons who are both directors and officers and (B) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) on or after such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes certain mergers or consolidations with an interested stockholder, certain asset sales and transfers to an interested stockholder, certain issuances of capital stock to an interested stockholder and certain other transactions resulting in financial benefit to an interested stockholder. An "interested stockholder" is, in general, a person who, together with "affiliates" and "associates" (as defined), owns 15% or more of the corporation's outstanding voting stock or is an affiliate or associate of the corporation and was the owner of 15% or more of the corporation's outstanding voting stock at any time during the prior three years, subject to certain exceptions. Although a corporation's certificate of incorporation may exclude such corporation from the restrictions imposed by Section 203, the Amended Certificate of Incorporation does not exclude the Company from those restrictions. Accordingly, Section 203 could make it more difficult for a third party to gain control of the Company and could have the effect of delaying or preventing a merger, tender offer, or other attempted takeover of the Company, and therefore may discourage attempts to acquire the Company.

CERTAIN PROVISIONS OF THE AMENDED CERTIFICATE OF INCORPORATION AND BY-LAWS

Several provisions of the Company's Amended Certificate of Incorporation and By-laws may have the effect of deterring a takeover of the Company. These provisions include: (i) certain advance notice and content requirements for business to be brought before the annual stockholders' meeting by a stockholder or for nomination by any stockholder of persons for election to the Board of Directors; (ii) a requirement that stockholder action taken without a meeting be by the affirmative vote of at least 80% of the voting power of the stockholders entitled to vote thereon; (iii) a requirement for the written request of stockholders holding at least a majority of the voting power of all stockholders to call a special meeting of the stockholders; and (iv) the classification of Company's Board of Directors into three classes serving staggered three-year terms and the prohibition of any amendment, change or repeal of this structure without the favorable vote, at a stockholders meeting, of at least 80% of the then outstanding shares of the Company's capital stock entitled to vote. In addition, the approval of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock is required, under certain circumstances, for a consolidation or merger of the Company or the sale or other transfer of certain assets by the Company. See "-- Preferred Stock -- Series B Preferred Stock" above.

The foregoing provisions could make it more difficult for a third party to gain control of the Company, and could have the effect of delaying or preventing a merger, tender offer or other attempted takeover of the Company.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

Each Trust may issue only one series of Trust Preferred Securities which shall have terms described in the Prospectus Supplement relating thereto. The Declaration of each Trust will authorize its Regular Trustees to issue on behalf of such Trust one series of its Trust Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The forms of Declaration have been or will be filed or incorporated by reference as exhibits to the Registration Statement. The terms of each Declaration will be those set forth in the Declaration and those made part of the Declaration by the Trust Indenture Act. The summary of certain provisions of the Trust Preferred Securities and the Declarations set forth below and in any Prospectus Supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to all of the provisions of the Declarations and the Trust Preferred Securities, which provisions (including defined terms) are incorporated herein by reference.

The following description of the Trust Preferred Securities and the Declaration of any Trust sets forth certain general terms and provisions of such Trust Preferred Securities and Declaration to which any Prospectus Supplement may relate. Certain other specific terms of such Trust Preferred Securities and Declaration will be described in the applicable Prospectus Supplement. To the extent that any particular terms of any Trust Preferred Securities or Declaration described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.

The Trust Preferred Securities of any Trust will have such terms, including distributions, redemption, voting, liquidation, conversion rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration of such Trust or made part of such Declaration by the Trust Indenture Act, and which will generally mirror the terms of the Subordinated Debt Securities held by such Trust and described in the Prospectus Supplement related thereto. Reference is made to the Prospectus Supplement relating to the Trust Preferred Securities of any Trust for specific terms, including (i) the designation of such Trust Preferred Securities; (ii) the number of such Trust Preferred Securities; (iii) the annual distribution rate (or method of determining such rate) for such Trust Preferred Securities and the date or dates upon which such distributions shall be payable; (iv) whether distributions on such Trust Preferred Securities shall be cumulative, and, in the case of Trust Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on such Trust Preferred Securities shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such Trust to the holders of such Trust Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of such Trust; (vi) the right or obligation, if any, of such Trust to purchase or redeem such Trust Preferred Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, such Trust Preferred Securities shall or may be purchased or redeemed, in whole or in part, pursuant to such right or obligation; (vii) the voting rights, if any, of such Trust Preferred Securities in addition to those (if any) required by law, including the number of votes per Trust Preferred Security and any requirement for the approval by the holders of such Trust Preferred Securities, as a condition to specified action or amendments to the applicable Declaration;
(viii) the terms and conditions, if any, upon which such Trust Preferred Securities may be converted into or exchanged for shares of Common Stock or other Securities, including the conversion price per share or conversion rate and the circumstances, if any, under which any such conversion right shall expire; (ix) the terms and conditions, if any, upon which the Subordinated Debt Securities held by such Trust may be distributed to holders of such Trust Preferred Securities; (x) if applicable, any securities exchange upon which such Trust Preferred Securities shall be listed; and (xi) any other relevant rights, preferences, privileges, limitations or restrictions of such Trust Preferred Securities. All Trust Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of Trust Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of Trust Preferred Securities will be described in the Prospectus Supplement relating thereto.

In connection with the issuance of Trust Preferred Securities by any Trust, such Trust will issue one series of Trust Common Securities. The Declaration of such Trust will authorize its Regular Trustees to issue on behalf of such Trust one series of Trust Common Securities having such terms including distributions, redemption, voting and liquidation rights or such restrictions as shall be set forth therein. The terms of the Trust Common Securities of a Trust will be substantially identical to the terms of the Trust Preferred Securities of such Trust, and such Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with such Trust Preferred Securities except that, if an event of default under the Declaration occurs and is continuing, the rights of the holders of such Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of such Trust Preferred Securities. Except in certain limited circumstances, the Trust Common Securities of a Trust will also carry the right to vote to appoint, remove or replace any of the Trustees of such Trust. All of the Trust Common Securities will be directly or indirectly owned by the Company.

In connection with the issuance of Trust Preferred Securities by a Trust, such Trust will purchase a series of Subordinated Debt Securities from the Company. The ability of such Trust to make distributions and other payments on such Trust Preferred Securities will depend upon the receipt by such Trust of interest and other payments made by the Company on such Subordinated Debt Securities. Such Subordinated Debt Securities will be obligations exclusively of the Company and, because the Company is a holding company substantially all of whose consolidated assets are held by its subsidiaries, the cash flow of the Company and the consequent ability to service its debt, including such Subordinated Debt Securities, will be dependent upon the results of operations of such subsidiaries and the distribution of funds by such subsidiaries to the Company. In addition, because the Company is a holding company, such Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries. See "Risk Factors-- Holding Company Structure" and "Description of Debt Securities--Ranking of Debt Securities; Holding Company Structure."

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

If an event of default under the Declaration of any Trust occurs and is continuing, then the holders of the Trust Preferred Securities of such Trust would rely on the enforcement by the Property Trustee of such Trust of its rights as a holder of the Subordinated Debt Securities held by such Trust against the Company. In addition, the holders of a majority in liquidation amount of the Trust Preferred Securities of such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Property Trustee or to direct the exercise of any trust or power conferred upon such Property Trustee under the Declaration of such Trust, including the right to direct such Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities held by such Trust. If such Property Trustee fails to enforce its rights under such Subordinated Debt Securities, a holder of the Trust Preferred Securities of such Trust, to the fullest extent permitted by law, may institute a legal proceeding directly against the Company to enforce such Property Trustee's rights under such Subordinated Debt Securities without first instituting any legal proceeding against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if an event of default under the Declaration of such Trust has occurred and is continuing and such event is attributable to the failure of the Company to pay the principal of or premium or interest, if any, on such Subordinated Debt Securities on the date such principal, premium or interest, as the case may be, is otherwise payable (or in the case of redemption, on the redemption date), then a holder of the Trust Preferred Securities of such Trust may directly institute a proceeding for enforcement of payment to such holder of the principal, premium or interest, as the case may be, on such Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in such Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of the Trust Preferred Securities under the Declaration of such Trust to the extent of any payment made by the Company to such holder of Trust Preferred Securities in such Direct Action.

              DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

Set forth below is a summary of information concerning the Preferred Securities Guarantee Agreements (the "Trust Preferred Securities Guarantees") which will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Preferred Securities of the respective Trusts. Each Trust Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. A trustee whose name will be set forth in the applicable Prospectus Supplement will act as the trustee (the "Preferred Guarantee Trustee") under each Trust Preferred Securities Guarantee for purposes of the Trust Indenture Act. The Company will enter into a separate Trust Preferred Securities Guarantee in respect of the Trust Preferred Securities of each Trust, and the Preferred Guarantee Trustees under such Trust Preferred Securities Guarantees may be different. The forms of Trust Preferred Securities Guarantees have been or will be filed or incorporated by reference as exhibits to the Registration Statement. The terms of each Trust Preferred Securities Guarantee will be those set forth in such Trust Preferred Securities Guarantee and those made part of such Trust Preferred Securities Guarantee by the Trust Indenture Act. The summary of certain provisions of the Trust Preferred Securities Guarantees set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to all of the provisions of the Trust Preferred Securities Guarantees, which provisions of the Trust Preferred Securities Guarantees (including defined terms) are incorporated herein by reference. Each Trust Preferred Securities Guarantee will be held by the applicable Preferred Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities of the applicable Trust.

The following description of the Trust Preferred Securities Guarantees sets forth certain general terms and provisions of the Trust Preferred Securities Guarantee to which any Prospectus Supplement may relate. Certain other specific terms of the applicable Trust Preferred Securities Guarantee will be described in the applicable Prospectus Supplement. To the extent that any particular terms of a Trust Preferred Securities Guarantee described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.

GENERAL

Pursuant to each Trust Preferred Securities Guarantee, the Company will agree, to the extent set forth therein, to pay in full, to the holders of the Trust Preferred Securities of the applicable Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such Trust), as and when due, regardless of any defense, right of setoff or counterclaim which such Trust may have or assert. The following payments with respect to the Trust Preferred Securities of the applicable Trust, to the extent not paid by such Trust (the "Guarantee Payments"), will be subject to the Trust Preferred Securities Guarantee thereof (without duplication): (i) any accumulated and unpaid distributions which are required to be paid on such Trust Preferred Securities, to the extent such Trust shall have funds available therefor; (ii) the redemption price (if any) set forth in the applicable Prospectus Supplement (the "Redemption Price"), which will not be lower than the liquidation amount, and all accumulated and unpaid distributions, to the extent such Trust has funds available therefor, with respect to any such Trust Preferred Securities called for redemption by such Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of its Trust Preferred Securities or the conversion or redemption of all of its Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on its Trust Preferred Securities to the date of payment, to the extent such Trust has funds available therefor, and (b) the amount of assets of such Trust remaining available for distribution to holders of its Trust Preferred Securities in liquidation of such Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities of the applicable Trust or by causing such Trust to pay such amounts to such holders.

A Trust Preferred Securities Guarantee will not apply to any payment of distributions on the Trust Preferred Securities of the applicable Trust except to the extent such Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by such Trust, such Trust will not pay distributions on the Trust Preferred Securities issued by such Trust and will not have funds available therefor. A Trust Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities sold to the applicable Trust, the Indenture relating to such Subordinated Debt Securities and the Declaration of such Trust, including the Company's obligations to pay certain costs, expenses, debts and liabilities of such Trust (other than with respect to its Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Trust Preferred Securities of such Trust.

The Company will also agree separately to guarantee the obligations of each Trust with respect to its Trust Common Securities (each, a "Trust Common Securities Guarantee") to the same extent as the Trust Preferred Securities Guarantee relating to the Trust Preferred Securities of such Trust, except that upon an event of default under the Indenture pursuant to which the Subordinated Debt Securities held by such Trust were issued, holders of such Trust Preferred Securities shall have priority over holders of such Trust Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain covenants of the Company to be set forth in the Trust Preferred Securities Guarantee relating to the Trust Preferred Securities of any Trust will be described in the applicable Prospectus Supplement.

MODIFICATION OF THE TRUST PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

Except with respect to any changes which do not materially adversely affect the rights of holders of Trust Preferred Securities of the applicable Trust (in which case no vote will be required), a Trust Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Trust Preferred Securities of such Trust. The manner of obtaining any such approval of holders of such Trust Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Trust Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities of the applicable Trust then outstanding.

TERMINATION

A Trust Preferred Securities Guarantee will terminate (a) upon full payment of the redemption price of, plus accumulated and unpaid distributions on, all Trust Preferred Securities of the applicable Trust, (b) upon distribution of the Subordinated Debt Securities held by such Trust to the holders of its Trust Preferred Securities or the conversion, if applicable, of all of such Trust Preferred Securities into Common Stock or other securities, or (c) upon full payment of the amounts payable in accordance with the Declaration of such Trust upon liquidation of such Trust. A Trust Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities of the applicable Trust must restore payment of any sums paid under the Trust Preferred Securities of such Trust or such Trust Preferred Securities Guarantee.

EVENTS OF DEFAULT

An event of default under a Trust Preferred Securities Guarantee will occur upon (a) the failure of the Company to perform any of its payment or other obligations thereunder or (b) if applicable, the failure by the Company to deliver Common Stock or other applicable securities upon an appropriate election by the holder or holders of Trust Preferred Securities of the applicable Trust to convert such Trust Preferred Securities into shares of Common Stock or other applicable securities, as the case may be.

The holders of a majority in liquidation amount of the Trust Preferred Securities of the applicable Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Preferred Guarantee Trustee in respect of the Trust Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon such Preferred Guarantee Trustee under such Trust Preferred Securities Guarantee. If such Preferred Guarantee Trustee fails to enforce such Trust Preferred Securities Guarantee, any holder of Trust Preferred Securities guaranteed thereby may institute a legal proceeding directly against the Company to enforce such Preferred Guarantee Trustee's rights under such Trust Preferred Securities Guarantee, without first instituting a legal proceeding against the applicable Trust, such Preferred Guarantee Trustee or any other person or entity. The Company will waive any right or remedy to require that any action be brought first against the applicable Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE TRUST PREFERRED SECURITIES GUARANTEES

Each Trust Preferred Securities Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company except any liabilities that may be pari passu expressly by their terms, (ii) pari passu in right of payment with the most senior preferred or preference stock now or hereafter issued by the Company, if any (except that each Trust Preferred Securities Guarantee will be subordinate and junior in right of payment to the Series B Preferred Stock), and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to Common Stock. The terms of the Trust Preferred Securities of each Trust will provide that each holder of such Trust Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Trust Preferred Securities Guarantee relating thereto.

Each Trust Preferred Securities Guarantee will be an obligation exclusively of the Company. The Company is a holding company, substantially all of whose consolidated assets are held by its subsidiaries. Accordingly, the cash flow of the Company and the consequent ability to service its debt and to pay amounts due in respect of its other obligations (including the Trust Preferred Securities Guarantees), will be dependent upon the results of operations of such subsidiaries and the distribution of funds by such subsidiaries to the Company. In addition, because the Company is a holding company, each Trust Preferred Securities Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries. See "Risk Factors -- Holding Company Structure."

Each Trust Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEES

Each Preferred Guarantee Trustee, prior to the occurrence of a default with respect to the applicable Trust Preferred Securities Guarantee, will undertake to perform only such duties as are specifically set forth in such Trust Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, a Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Preferred Securities Guarantee at the request of any holder of the Trust Preferred Securities guaranteed thereby, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

                              PLAN OF DISTRIBUTION

The Company or either of the Trusts, as the case may be, may sell Securities to one or more underwriters for public offering and sale by them or may sell Securities through agents which solicit or receive offers on behalf of the Company or such Trust, as the case may be, or through dealers or through a combination of any such methods of sale, and the Company and the Trusts may also sell Securities directly to investors. Any such underwriter or agent involved in the offer and sale of Securities will be named in the applicable Prospectus Supplement.

Underwriters may offer and sell the Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company or the Trusts, as the case may be, may, from time to time, authorize agents acting on a best or reasonable efforts basis to solicit or receive offers to purchase the Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Securities, underwriters or agents may be deemed to have received compensation from the Company or the applicable Trust, as the case may be, in the form of underwriting discounts or commissions or other underwriting compensation and may also receive commissions from purchasers of Securities for whom they may act as agents. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any compensation paid by the Company or the applicable Trust to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in a distribution of the Securities (including agents only soliciting or receiving offers to purchase Securities on behalf of the Company or the applicable Trust) may be deemed to be underwriters, and any discounts, commissions or other underwriting compensation received by them and any profit realized by them on resale of Securities may be deemed to be underwriting discounts and commissions.

Under agreements which may be entered into by the Company or the applicable Trust, as the case may be, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification against certain liabilities, including liabilities under the Securities Act.

If so indicated in the applicable Prospectus Supplement, the Company may authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any institutional purchaser under any such contract will not be subject to any conditions except (i) the purchase by such institution of the Securities covered by such contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such institution is subject, and (ii) if such Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Securities less the principal amount thereof covered by delayed delivery contracts.

Certain of the underwriters, dealers or agents and their affiliates may engage in transactions with and perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

Certain legal matters in connection with the offering made hereby will be passed upon for the Company by Eberhard G.H. Schmoller, Senior Vice President, General Counsel and Secretary of the Company, and by Brown & Wood llp, San Francisco, California. As of June 30, 1998, Mr. Schmoller owned approximately 4,444 shares of Common Stock, held options to acquire approximately 184,866 additional shares of Common Stock, owned 10,500 shares of restricted Common Stock, and beneficially owned approximately 120 shares of Series B Preferred Stock, which, on such date, were convertible into approximately 565 shares of Common Stock. The validity of the Trust Preferred Securities will be passed upon for the Company and the Trusts by Richards, Layton & Finger, Wilmington, Delaware.

                                    EXPERTS

The audited consolidated financial statements and schedule incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein and therein by reference in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses (all of which will be paid by the Company) to be incurred in connection with the registration and sale of the
Securities:

      Securities and Exchange Commission filing fee................... $ 66,375
      Blue Sky fees and expenses......................................   10,000
      Rating agency fees..............................................  150,000
      Legal fees and expenses.........................................  250,000
      Accounting fees and expenses....................................   50,000
      Trustees' fees and expenses.....................................   20,000
      Printing and engraving..........................................   75,000
      Miscellaneous...................................................   28,625
                                                                       --------
        Total......................................................... $650,000
                                                                       ========

All of the above amounts, other than the Securities and Exchange Commission filing fee, are estimates.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As authorized by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Company's Certificate of Incorporation eliminates to the fullest extent permitted by Delaware law the personal liability of its directors to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director.

The Company's Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or of another enterprise, serving as such at the request of the Company, shall be indemnified and held harmless by the Company to the fullest extent permitted by the DGCL; provided, however, that except as to actions to enforce indemnification rights, the Company shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Company. When indemnification is authorized by the Company's Bylaws, the director, officer, employee or agent shall be indemnified for expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by him or her in connection therewith. The Company's Bylaws also provide that expenses incurred by an officer or director (acting in his or her capacity as such) in defending a proceeding shall be paid by the Company in advance of final disposition of the proceeding; provided, however, that if required by the DGCL, the officer or director shall deliver to the Company an undertaking by the officer or director to repay such expenses if it is ultimately determined that he or she is not entitled to be indemnified by the Company. The Company's Bylaws also provide that in other circumstances, expenses may be advanced upon such terms and conditions as the Board of Directors deems appropriate.

The Company's Bylaws further provide that the right to indemnification granted thereunder shall be a contract right for the benefit of the Company's directors, officers, employees and agents. The Company's Bylaws also authorize actions against the Company to enforce the indemnification rights provided by the Bylaws, subject to the Company's right to assert a defense in any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, and the Company shall bear the burden of proving any such defense.

Under Section 145 of the DGCL, a corporation may provide indemnification to directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) incurred in the defense or settlement of a third party action, or against reasonable expenses (including attorneys' fees) in the defense or settlement of a derivative action, provided there is a determination by a majority vote of a quorum of disinterested directors, a committee of directors, independent legal counsel, or a majority vote of stockholders that a person seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal proceeding, with no reasonable cause to believe his or her conduct was unlawful. However, Section 145 of the DGCL also states that no indemnification may be made in derivative actions where such person is adjudged liable to the corporation, unless, and only to the extent, that a court determines upon application that such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Section 145 of the DGCL also permits indemnification of expenses which the court deems proper and provides that indemnification of expenses actually and reasonably incurred shall be provided when the individual being indemnified has successfully defended the action on the merits or otherwise in any action, suit or proceeding. The indemnification rights provided by statute in Delaware are not deemed to be exclusive of any other rights which those seeking indemnification may be entitled under any bylaw, agreement or otherwise.

The Company's Bylaws also authorize the Company to purchase and maintain insurance to protect itself and any person who is or was a director, officer, employee or agent of the Company against any liability, expense or loss incurred by or asserted against such persons, whether or not the Company would have the power to indemnify any such person against such liability, expense or loss under applicable law or the Company's Bylaws. The Company presently maintains a directors' and officers' liability insurance policy which insures directors and officers of the Company and those of certain of its subsidiaries.

Reference is made to the form of Underwriting Agreement included or incorporated by reference or to be included or incorporated by reference herein as an exhibit to the Registration Statement for provisions regarding indemnification of the Company's officers, directors and controlling persons against certain liabilities.

ITEM 16. EXHIBITS

   1(a)     Form of Underwriting Agreement Basic Provisions for Debt Securities
            (incorporated by reference from the Company's Registration Statement on Form S-3 (No. 33-60619))
   1(b)     Form of Underwriting Agreement for the other Securities registered hereby(a)
   4(a)     Certificate of Incorporation of the Company (incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1987)
   4(b)     By-Laws of the Company, as amended(b)
   4(c)     Amendment to Certificate of Incorporation (incorporated by reference from the Company's Registration Statement on Form S-3 (No. 333-
            26595))
   4(d)(i)  Form of Indenture for senior Debt Securities, senior subordinated
            Debt Securities, subordinated Debt Securities, junior subordinated
            Debt Securities and Debt Securities of any other ranking(b)(e)
   4(d)(ii) Form of Indenture for senior Debt Securities, senior subordinated
            Debt Securities, subordinated Debt Securities, junior subordinated
            Debt Securities and Debt Securities of any other ranking(b)(e)
   4(e)     Form of Indenture dated as of June 11, 1997 between the Company and
            The First National Bank of Chicago (incorporated by reference from the Company's Current Report on Form 8-K dated June 11, 1997)
   4(f)     Form of First Supplemental Indenture dated as of June 11, 1997 between the Company and The First National Bank of Chicago
            (incorporated by reference from the Company's Current Report on Form
            8-K dated June 11, 1997)
   4(g)     Form of Common Stock Warrant Agreement(b)
   4(h)     Form of Certificate of Designations for Preferred Stock(a)

  4(i) Form of certificate evidencing senior Debt Securities, senior subordinated Debt Securities, subordinated
       Debt Securities, junior subordinated Debt Securities and Debt Securities of any other ranking(b)
  4(j) Form of Deposit Agreement including form of Depositary Receipt(b)
  4(k) Certificate of Trust of CNF Trust II(b)
  4(l) Certificate of Trust of CNF Trust III(b)
  4(m) Trust Agreement of CNF Trust II(b)
  4(n) Trust Agreement of CNF Trust III(b)
  4(o) Form of Amended and Restated Declaration of Trust of CNF Trust II, including form of Trust Preferred
       Security(b)
  4(p) Form of Amended and Restated Declaration of Trust of CNF Trust III, including form of Trust
       Preferred
       Security(b)
  4(q) Form of Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities of CNF
       Trust II(b)
  4(r) Form of Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities of CNF
       Trust III(b)
  5(a) Opinion of Brown & Wood llp as to the validity of the Securities other than the Trust Preferred
       Securities(b)
  5(b) Opinion of Richards, Layton & Finger as to the validity of the Trust Preferred Securities(b)
 12(a) Computation of Ratio of Earnings to Fixed Charges for the five years ended December 31, 1997(d)
 12(b) Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends for the
       five years ended December 31, 1997(d)
 12(c) Computation of Ratio of Earnings to Fixed Charges for the six months ended June 30, 1997 and
       1998(b)
 12(d) Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends for the
       six months ended June 30, 1997 and 1998(b)
 23(a) Consent of Independent Public Accountants(b)
 23(b) Consent of Brown & Wood llp (included in Exhibit 5(a))
 23(c) Consent of Richards, Layton & Finger (included in Exhibit 5(b))
 24    Power of Attorney of certain officers and directors(d)
 25(a) Form T-1 Statement of Eligibility of the trustee or trustees for Debt Securities(c)
 25(b) Form T-1 Statement of Eligibility of The First National Bank of Chicago(b)
 25(c) Form T-1 Statement of Eligibility of Trustee with respect to Amended and Restated Declaration of
       Trust of CNF Trust II(c)
 25(d) Form T-1 Statement of Eligibility of Trustee with respect to Amended and Restated Declaration of
       Trust of CNF Trust III(c)
 25(e) Form T-1 Statement of Eligibility of Trustee with respect to Preferred Securities Guarantee
       Agreement
       of CNF Trust II(c)
 25(f) Form T-1 Statement of Eligibility of Trustee with respect to Preferred Securities Guarantee
       Agreement
       of CNF Trust III(c)

--------
(a) To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the Registration Statement.
(b) Filed herewith.
(c) To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

(d) Filed previously.

(e) This form of Indenture permits the issuance thereunder of Debt Securities with any one or more different rankings. The Company is filing separate forms of Indenture to permit the Company to enter into separate Indentures with different trustees.

ITEM 17. UNDERTAKINGS

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby further undertakes that for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, pursuant to the provisions described under Item 15 or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification by it is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake that:

  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee under subsection (a) of
Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on November 10, 1998.

                                          CNF Transportation Inc.

                                              /s/ Eberhard G.H. Schmoller
                                          By: _________________________________
                                              Eberhard G.H. Schmoller
                                              Senior Vice President,
                                              General Counsel and Secretary

                               POWER OF ATTORNEY

  Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on November 10, 1998.

              SIGNATURE                                 TITLE
              ---------                                 -----
        /s/ Donald E. Moffitt*        Chairman of the Board and Director
 ____________________________________
          Donald E. Moffitt
       /s/ Gregory L. Quesnel*        President and Chief Executive Officer and
 ____________________________________ Director
          Gregory L. Quesnel          (Principal Executive Officer)
       /s/ Chutta Ratnathicam*        Senior Vice President and Chief Financial
 ____________________________________ Officer
          Chutta Ratnathicam          (Principal Financial and Principal
                                      Accounting Officer)
          /s/ Robert Alpert*          Director
 ____________________________________
            Robert Alpert
          /s/ Earl F. Cheit*          Director
 ____________________________________
            Earl F. Cheit
        /s/ Richard A. Clarke*        Director
 ____________________________________
          Richard A. Clarke
        /s/ Margaret G. Gill*         Director
 ____________________________________
           Margaret G. Gill
        /s/ Robert Jaunich II*        Director
 ____________________________________
          Robert Jaunich II
      /s/ W. Keith Kennedy, Jr.*      Director
 ____________________________________
        W. Keith Kennedy, Jr.

              SIGNATURE                 TITLE
              ---------                 -----
        /s/ Richard B. Madden*
 ____________________________________ Director
          Richard B. Madden

        /s/ Michael J. Murray*
 ____________________________________ Director
          Michael J. Murray

        /s/ Robert D. Rogers*
 ____________________________________ Director
           Robert D. Rogers

      /s/ William J. Schroeder*
 ____________________________________ Director
         William J. Schroeder

        /s/ Robert P. Wayman*
 ____________________________________ Director
           Robert P. Wayman


     /s/ Eberhard G.H. Schmoller
*By: ____________________________
     Eberhard G.H. Schmoller
     Attorney-in-Fact

  Pursuant to the requirements of the Securities Act of 1933, CNF Trust II certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on November 10, 1998.

                                          CNF Trust II

                                          By:CNF Transportation Inc.,
                                             as Sponsor

                                              /s/ Eberhard G.H. Schmoller
                                          By: _________________________________
                                              Eberhard G.H. Schmoller
                                              Senior Vice President,
                                              General Counsel and Secretary

  Pursuant to the requirements of the Securities Act of 1933, CNF Trust III certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on November 10, 1998.

                                          CNF Trust III

                                          By:CNF Transportation Inc.,
                                             as Sponsor

                                              /s/ Eberhard G.H. Schmoller
                                          By: _________________________________
                                              Eberhard G.H. Schmoller
                                              Senior Vice President,
                                              General Counsel and Secretary

                               EXHIBIT INDEX

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                          DESCRIPTION                           PAGE
 -------                         -----------                       ------------
   1(a)     Form of Underwriting Agreement Basic Provisions for
            Debt Securities (incorporated by reference from the
            Company's Registration Statement on Form S-3 (No.
            33-60619))..........................................
   1(b)     Form of Underwriting Agreement for the other
            Securities registered hereby(a).....................
   4(a)     Certificate of Incorporation of the Company
            (incorporated by reference from the Company's
            Quarterly Report on Form 10-Q for the quarter ended
            March 31, 1987).....................................
   4(b)     By-Laws of the Company, as amended (b)..............
   4(c)     Amendment to Certificate of Incorporation
            (incorporated by reference from the Company's
            Registration Statement on Form S-3 (No. 333-
            26595)).............................................
   4(d)(i)  Form of Indenture for senior Debt Securities, senior subordinated Debt Securities, subordinated Debt
            Securities, junior subordinated Debt Securities and
            Debt Securities of any other ranking(b)(e)..........
   4(d)(ii) Form of Indenture for senior Debt Securities, senior subordinated Debt Securities, subordinated Debt
            Securities, junior subordinated Debt Securities and
            Debt Securities of any other ranking(b)(e)..........
   4(e)     Form of Indenture dated as of June 11, 1997 between
            the Company and The First National Bank of Chicago
            (incorporated by reference from the Company's
            Current Report on Form 8-K dated June 11, 1997).....
   4(f)     Form of First Supplemental Indenture dated as of
            June 11, 1997 between the Company and The First
            National Bank of Chicago (incorporated by reference
            from the Company's Current Report on Form 8-K dated
            June 11, 1997)......................................
   4(g)     Form of Common Stock Warrant Agreement(b)...........
   4(h)     Form of Certificate of Designations for Preferred
            Stock(a)............................................
   4(i)     Form of certificate evidencing senior Debt
            Securities, senior subordinated Debt Securities,
            subordinated Debt Securities, junior subordinated
            Debt Securities and Debt Securities of any other
            ranking(b)..........................................
   4(j)     Form of Deposit Agreement including form of
            Depositary Receipt(b)...............................
   4(k)     Certificate of Trust of CNF Trust II(b).............
   4(l)     Certificate of Trust of CNF Trust III(b)............
   4(m)     Trust Agreement of CNF Trust II(b)..................
   4(n)     Trust Agreement of CNF Trust III(b).................
   4(o)     Form of Amended and Restated Declaration of Trust of
            CNF Trust II, including form of Trust Preferred
            Security(b).........................................
   4(p)     Form of Amended and Restated Declaration of Trust of
            CNF Trust III, including form of Trust Preferred
            Security(b).........................................
   4(q)     Form of Preferred Securities Guarantee Agreement
            with respect to Trust Preferred Securities of
            CNF Trust II(b).....................................
   4(r)     Form of Preferred Securities Guarantee Agreement
            with respect to Trust Preferred Securities of
            CNF Trust III(b)....................................
   5(a)     Opinion of Brown & Wood llp as to the validity of
            the Securities other than the Trust Preferred
            Securities(b).......................................
   5(b)     Opinion of Richards, Layton & Finger as to the
            validity of the Trust Preferred Securities(b).......

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                        DESCRIPTION                             PAGE
 -------                       -----------                         ------------
  12(a)  Computation of Ratio of Earnings to Fixed Charges for
         the five years ended December 31, 1997(d)..............
  12(b)  Computation of Ratio of Earnings to Combined Fixed
         Charges and Preferred Stock Dividends for the five
         years ended December 31, 1997(d).......................
  12(c)  Computation of Ratio of Earnings to Fixed Charges for
         the six months ended June 30, 1997 and 1998(b).........
  12(d)  Computation of Ratio of Earnings to Combined Fixed
         Charges and Preferred Stock Dividends for the
         six months ended June 30, 1997 and 1998(b).............
  23(a)  Consent of Independent Public Accountants(b)...........
  23(b)  Consent of Brown & Wood llp (included in Exhibit
         5(a))..................................................
  23(c)  Consent of Richards, Layton & Finger (included in
         Exhibit 5(b))..........................................
  24     Power of Attorney of certain officers and
         directors(d)...........................................
  25(a)  Form T-1 Statement of Eligibility of the trustee or trustees for Debt Securities(c)........................
  25(b)  Form T-1 Statement of Eligibility of The First National
         Bank of Chicago(b).....................................
  25(c)  Form T-1 Statement of Eligibility of Trustee with
         respect to Amended and Restated Declaration of Trust of
         CNF Trust II(c)........................................
  25(d)  Form T-1 Statement of Eligibility of Trustee with
         respect to Amended and Restated Declaration of Trust of
         CNF Trust III(c).......................................
  25(e)  Form T-1 Statement of Eligibility of Trustee with
         respect to Preferred Securities Guarantee Agreement of
         CNF Trust II(c)........................................
  25(f)  Form T-1 Statement of Eligibility of Trustee with
         respect to Preferred Securities Guarantee Agreement of
         CNF Trust III(c).......................................

-------

(a) To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the Registration Statement.

(b) Filed herewith.

(c) To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

(d) Filed previously.

(e) This form of Indenture permits the issuance thereunder of Debt Securities with any one or more different rankings. The Company is filing separate forms of Indenture to permit the Company to enter into separate Indentures with different trustees.